Exhibit 99.2

Equity One, Inc.

Supplemental Information Package

September 30, 2015

Equity One, Inc.
410 Park Avenue, Suite 1220
New York, NY 10022
(212) 796-1760
www.equityone.com

Equity One, Inc.

SUPPLEMENTAL INFORMATION
September 30, 2015
(unaudited)

TABLE OF CONTENTS
Page

Press Release	3-11
Overview
Disclosures	12
Summary Financial Results and Ratios	13-14
Funds from Operations and Earnings Guidance Assumptions	15
Components of Net Asset Value	16-17
Assets, Liabilities, and Equity
Condensed Consolidated Balance Sheets	18
Market Capitalization	19
Income, EBITDA, and FFO
Condensed Consolidated Statements of Income	20
Net Operating Income	21
Adjusted Consolidated EBITDA	22
Funds from Operations	23
Additional Disclosures	24
Leasing Data
Portfolio Statistics	25
Tenant Concentration - Top Twenty-Five Tenants	26
Recent Leasing Activity	27
Shopping Center Lease Expiration Schedule	28
Property Data
Annual Base Rent of Operating Properties by State	29
Property Status Report	30-38
Real Estate Acquisitions and Dispositions	39
Real Estate Developments and Redevelopments	40
Tactical Capital Improvements	41
Debt Schedules
Debt Summary	42
Debt Maturity Schedule	43
Debt by Instrument	44-45
Unconsolidated Joint Venture Supplemental Data	46-48

Equity One, Inc. 410 Park Avenue, Suite 1220 New York, NY 10022 212-796-1760	For additional information: Matthew Ostrower, EVP and Chief Financial Officer
FOR IMMEDIATE RELEASE:
Equity One Reports Third Quarter 2015 Operating Results

New York, NY, October 28, 2015 - Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three and nine months ended September 30, 2015.

“I am happy to report another quarter of exceptionally strong operating fundamentals, including 4.7% same-property NOI growth, ongoing occupancy improvement, and strong 11% blended leasing spreads,” said David Lukes, CEO. “Finite available space in our portfolio makes redevelopment a top priority; our active pipeline is now almost $250 million, and we are continuing to make great progress on our largest project, Serramonte Shopping Center, where construction commenced in July, and we recently signed an additional new anchor lease with Nordstrom Rack.”

Highlights of the quarter and recent activity include:

•
Generated Recurring Funds From Operations of $0.33 per diluted share and Funds From Operations (FFO) of $0.31 per diluted share for the quarter, and generated Recurring FFO of $0.99 per diluted share and FFO of $0.94 per diluted share for the nine months ended September 30, 2015

•
Same-property net operating income (NOI) excluding redevelopments increased by 4.7% (4.4% including redevelopments) as compared to the third quarter of 2014, and increased 4.1% (4.5% including redevelopments) for the nine months ended September 30, 2015

•
Retail occupancy (excluding developments and redevelopments) increased to 95.6%, up 10 basis points as compared to June 30, 2015, and up 120 basis points as compared to September 30, 2014. Shop occupancy for these assets rose 90 bps to 87.6% as compared to June 30, 2015

•	Same-property occupancy remained unchanged at 95.5% compared to June 30, 2015, and increased by 80 basis points to 95.5% as compared to September 30, 2014

•
Executed 111 leases totaling 600,240 square feet during the quarter, including 87 same space new leases, renewals, and options totaling 361,055 square feet at an average rent spread of 10.8% on a cash basis. Nearly 75% of the company's new leases square footage in the quarter was attributable to asset repositioning and redevelopment activities

•	Retail portfolio average base rent (including developments and redevelopments) was $19.24 per square foot as of September 30, 2015

•	Closed on the sale of one non-core asset located in Massachusetts for $8.0 million

•	Continued to simplify the corporate structure through the sale of two joint venture assets

•	Subsequent to quarter end, acquired a redevelopment asset in the Greater Boston area for $85 million

•	Reaffirmed the 2015 Recurring FFO guidance range of $1.29 to $1.32 per diluted share

Financial Highlights

Recurring FFO was $45.8 million, or $0.33 per diluted share, for the third quarter of 2015, as compared to $40.6 million, or $0.31 per diluted share, for the third quarter of 2014, representing a 6% increase on a per share basis. In the third quarter of 2015, the company generated FFO of $43.4 million, or $0.31 per diluted share, as compared to $37.9 million, or $0.29 per diluted share for the third quarter of 2014, representing a 7% increase on a per share basis. Recurring FFO was $137.2 million, or $0.99 per diluted share, for the nine months ended September 30, 2015, as compared to $127.4 million, or $0.98 per diluted share, for the same period of 2014, representing a 1% increase on a per share basis. For the nine months ended September 30, 2015, the company generated FFO of $130.7 million, or $0.94 per diluted share, as compared to $124.0 million, or $0.96 per diluted share for the same period of 2014, representing a 2% decrease on a per share basis.

Net income attributable to Equity One was $17.0 million, or $0.13 per diluted share, for the quarter ended September 30, 2015, as compared to $18.3 million, or $0.14 per diluted share, for the third quarter of 2014. Net income attributable to Equity One was $52.0 million, or $0.41 per diluted share, for the nine months ended September 30, 2015, as compared to $42.2 million, or $0.34 per diluted share, for the same period of 2014.

Operating Highlights

Same-property NOI excluding redevelopments increased by 4.7% for the third quarter of 2015 as compared to the third quarter of 2014, and excluded Cashmere Corners and Medford, which were classified as redevelopment properties effective the third quarter of 2015. The 4.7% growth was driven primarily by increased minimum rent from new rent commencements (net of vacancies), including at The Gallery at Westbury Plaza, Plaza Escuela, and South Beach Regional, and contractual rent increases. Same-property NOI including redevelopments increased by 4.4% for the third quarter of 2015 as compared to the third quarter of 2014, due to 2.9% year-over-year NOI growth from redevelopments, where NOI increases from rent commencements at properties including Willows Shopping Center, Lake Mary Centre, and Kirkman Shoppes were partially offset by NOI decreases due to commencement of redevelopment activities at properties including Serramonte Shopping Center, Pablo Plaza and Medford. A reconciliation of same-property NOI to income from continuing operations before tax and discontinued operations is provided in the tables accompanying this press release.

As of September 30, 2015, occupancy for the company’s retail portfolio (excluding developments and redevelopments) was 95.6%, up 10 basis points as compared to June 30, 2015, and up 120 basis points as compared to September 30, 2014. On a same-property basis, occupancy remained unchanged at 95.5% as compared to June 30, 2015, and increased by 80 basis points to 95.5% as compared to September 30, 2014. Anchor space occupancy (excluding developments and redevelopments) was 99.6% as of September 30, 2015, down 20 basis points as compared to June 30, 2015 and up 60 basis points as compared to September 30, 2014, and shop space occupancy (excluding developments and redevelopments) was up 90 basis points to 87.6% as of quarter-end as compared to June 30, 2015 and was up 210 basis points as compared to September 30, 2014. The 20 basis point sequential quarter decline in anchor occupancy was due to a re-tenanting at Buckhead Station in Atlanta, Georgia, where a 45,000 square foot box occupied by the former Toys R Us has been partially replaced with a new 26,700 square foot lease executed during the quarter with Saks Off Fifth. Approximately half of the 90 basis point sequential quarter increase in shop occupancy is due to strong shop leasing throughout the portfolio, and the remaining increase is due to changes in the property pool including the sale of Webster Plaza and the reclassification of Cashmere Corners to redevelopment.

During the third quarter of 2015, the company executed 111 new leases, renewals, and options totaling 600,240 square feet, including 87 same space leases totaling 361,055 square feet. On a same space cash basis, average rents for these leases increased by 10.8%. On a same space basis, 30 new leases were executed in the third quarter of 2015 comprising 50,464 square feet at an average rental rate of $22.81 per square foot, representing a 6.3% increase from prior cash rents. Additionally, the company executed 57 renewals and options on a same space basis, totaling 310,591 square feet at an average rental rate of $16.62 per square foot, representing an 11.9% increase from prior cash rents. The 40 same space negotiated renewals executed during the quarter accounted for 128,112 square feet at a 17.3% cash spread.
Development and Redevelopment Activities

As of September 30, 2015, the company had approximately $248.4 million of active development and redevelopment projects underway of which $154.8 million remained to be incurred.

At Serramonte Shopping Center, site work on the $109.1 million multi-phased redevelopment and expansion project commenced during the third quarter of 2015. This redevelopment is expected to ultimately add 247,000 new square feet (209,000 of net leasable square feet), including an entertainment wing, new retail buildings, restaurant pads, an approximately 1,000 stall parking deck, and common area improvements to the existing interior mall. During the third quarter, a new anchor lease was executed with Nordstrom Rack for 40,000 square feet of space. Nordstrom Rack joins redevelopment anchors Buy Buy Baby, Cost Plus World Market, Dave & Buster’s, and Daiso, and brings the total gross leasable area (GLA) under lease to approximately 132,700 square feet, or 54% of the planned new retail GLA. The company is in advanced negotiations with other national retailers for the remaining space.

During the third quarter of 2015, two properties, Cashmere Corners and Medford, were added to the redevelopment pipeline. At Cashmere Corners, in Port St. Lucie, Florida, a new lease was executed during the quarter with Wal-Mart for 45,900 square feet. The Wal-Mart Neighborhood Market will include a new drive thru pharmacy and will substantially replace the space previously leased to Albertsons, which had been dark and paying. The company is in discussions with national retailers to backfill the remaining approximately 12,000 square feet of junior anchor space. Wal-Mart is expected to take possession of the space and commence its build-out during the fourth quarter of 2015 and is expected to commence paying rent no later than the fourth quarter of 2016. The budget for the redevelopment of Cashmere Corners is currently estimated at $1.6 million but may change based upon the leasing of the junior anchor box. At Medford, in Medford, Massachusetts, the previously dark and paying Shaw’s lease was set to expire on January 1, 2016, but was terminated during the quarter. The company does not intend to re-lease this anchor space and is pursuing plans to entitle this property for an alternate use.

During the quarter, the company executed a new 55,000 square foot lease with Hobby Lobby at Lake Mary Centre in Lake Mary, Florida to take the remaining vacant space of the former Kmart and expand the space by approximately 20,000 square feet. This third and final phase of the redevelopment of Lake Mary Centre added $4.5 million to the total redevelopment budget. Hobby Lobby is expected to open for business in late 2016.

The company has four additional properties in active redevelopment. At Countryside Shops, in Cooper City, Florida, the company plans to build a new store for Publix, reconfigure existing space to accommodate another junior anchor, and make other enhancements to the center, at a budgeted cost of $16.4 million. At Pablo Plaza, in Jacksonville, Florida, an $18.0 million project is planned which will add a

Whole Foods specialty grocery anchor, add a PetSmart junior anchor, reconfigure shop space to accommodate another junior anchor, and add an outparcel to the center. Leases have been executed with Publix at Countryside Shops, and with Whole Foods, PetSmart and Chipotle at Pablo Plaza. At El Novillo, in Miami Beach, Florida, the previous tenant vacated the 10,000 square foot box, and the company plans to demolish this space and replace it with two restaurant pads for which leases are currently under negotiation with national operators. At 101 7th Avenue, the former Loehmann’s space is being prepared for the new Barneys New York flagship store. Barneys is expected to open for business in the first quarter of 2016.

At Broadway Plaza, a development site in the Bronx, New York, Blink Fitness, Starbucks, and The Vitamin Shoppe each opened for business during the third quarter in the 32,500 square feet second phase of the project. Vision Works is expected to open for business during the fourth quarter of 2015. The total budgeted cost of the entire project is approximately $73.8 million of which $4.9 million remained to be incurred as of September 30, 2015.

Disposition Activity

In July 2015, the company closed on the sale of one non-core asset located in Massachusetts totaling approximately 201,400 square feet of GLA for $8.0 million, including the purchaser’s assumption of a $6.4 million mortgage encumbering the property.

In September 2015, the company’s joint venture closed on the sale of Plantation Marketplace, an approximately 227,500 square foot grocery-anchored shopping center located in Plantation, Florida, for a sales price of $32.9 million. In connection with the sale, the joint venture recognized a gain on sale of $7.6 million, of which the company's proportionate share was $1.5 million.

In October 2015, the company’s joint venture closed on the sale of Penn Dutch Plaza, a 156,000 square foot grocery-anchored shopping center located in Margate, Florida, for a sales price of $18.5 million. In connection with the sale, the joint venture recognized a gain on sale of $7.0 million, of which the company’s proportionate share was $1.4 million, which will be included in the company’s fourth quarter results.

Investing and Financing Activities

In July 2015, the company acquired a land parcel at El Novillo in Miami Beach, Florida for $600,000. This land was previously subject to a ground lease.

In August 2015, the company acquired Bird 107 Plaza located in Miami, Florida totaling approximately 46,600 square feet of GLA for $11.8 million. Bird 107 Plaza is anchored by Walgreens and counts among its tenants Pet Supermarket, Sherwin-Williams, and Payless Shoesource.

In October 2015, the company closed on the $85 million acquisition of an asset in the Greater Boston area. Substantially all of the property’s leases expire by the end of 2017, which the company expects will enable significant redevelopment activities.

Balance Sheet Highlights

At September 30, 2015, the company’s total market capitalization (including debt and equity) was $4.7 billion, comprising 140.6 million shares of common stock outstanding (on a fully diluted basis) valued at approximately $3.4 billion and approximately $1.3 billion of debt (excluding any debt premium/discount). The company’s ratio of net debt (net of cash) to total market capitalization was 26.8%. At September 30, 2015, the company had approximately $17.8 million of cash and cash equivalents on hand and $94.0 million outstanding under its $600 million revolving credit facility.

FFO and Earnings Guidance

The company is reaffirming its 2015 Recurring FFO guidance range of $1.29 to $1.32 per diluted share. Recurring FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, costs pertaining to the company’s reorganization, and certain other income or charges. The 2015 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.5% to 4.0%, compared to the prior range of 3.0% to 3.5%

•	Year-end 2015 same-property occupancy between 95.5% and 96.0%, unchanged from previous guidance

•	Recurring general and administrative expense of $33 million to $34 million, unchanged from previous guidance

•	Interest expense of $53 million to $54 million, compared to the prior range of $53 million to $55 million

•	Core acquisitions of $170 million to $200 million, including the $170 million announced year-to-date

•	Joint venture acquisitions of $0 million

•	Non-core dispositions of $15 million to $30 million, including the disposition activity announced year-to-date

The following table provides a reconciliation of the range of estimated earnings per diluted share attributable to Equity One to estimated FFO and Recurring FFO per diluted share for the full year 2015:

	For the year ended December 31, 2015 (1)
	Low	High
Estimated earnings attributable to Equity One per diluted share	$0.51	$0.53
Adjustments:
Net adjustment for shares issuable to Liberty International Holdings Limited and rounding	(0.04)	(0.04)
Rental property depreciation and amortization including pro rata share of joint ventures	0.67	0.68
Impairments of depreciable real estate, net of tax	0.08	0.08
Gain on disposal of depreciable assets including pro rata share of joint ventures	(0.08)	(0.08)
Earnings attributed to noncontrolling interest (2)	0.07	0.07

Estimated FFO per diluted share	$1.21	$1.24

Transaction costs, debt extinguishment, and other	0.08	0.08
Estimated Recurring FFO per diluted share	$1.29	$1.32

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

(2)
Includes effect of distributions paid with respect to unissued shares held by a noncontrolling interest which are already included for purposes of calculating earnings attributable to Equity One per diluted share.

ACCOUNTING AND OTHER DISCLOSURES

The company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular, REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”
FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT states further that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, impairment of goodwill and land, severance and reorganization costs, gains (or losses) on the extinguishment of debt, and gains (or losses) on the disposal of non-depreciable assets. The company also believes that Recurring FFO is a useful, supplemental measure of its core operating performance that facilitates comparability of historical financial periods. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company’s method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The company uses NOI, which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. In this release, the company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
FFO, Recurring FFO and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Recurring FFO nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income from continuing operations before tax and discontinued operations is the most directly comparable GAAP financial measure to NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.
Retail occupancy as used herein refers to the company’s consolidated portfolio, and excludes non-retail properties and unconsolidated joint venture properties.
CONFERENCE CALL/WEB CAST INFORMATION

Equity One will host a conference call on Thursday, October 29, 2015 at 9:00 a.m. Eastern Time to review its 2015 third quarter earnings and operating results. Stockholders, analysts and other interested parties can access the earnings call by dialing (888) 317-6003 (U.S.), (866) 284-3684 (Canada) or (412) 317-6061 (international) using pass code 9594487. The call will also be web cast and can be accessed in a listen-only mode on Equity One’s web site at www.equityone.com.

A replay of the conference call will be available on Equity One’s web site for future review. Interested parties may also access the telephone replay by dialing (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (international) using pass code 10071917 through November 12, 2015.

FOR ADDITIONAL INFORMATION

For a copy of the company’s third quarter supplemental information package, please access the “Investors” section of Equity One’s web site at www.equityone.com. To be included in the company’s e-mail distributions for press releases and other company notices, please click here or send contact details to Investor Relations at investorrelations@equityone.com.

ABOUT EQUITY ONE, INC.

As of September 30, 2015, our portfolio comprised 124 properties, including 99 retail properties and five non-retail properties totaling approximately 12.5 million square feet of gross leasable area, or GLA, 14 development or redevelopment properties with approximately 2.9 million square feet of GLA, and six land parcels. As of September 30, 2015, our retail occupancy excluding developments and redevelopments was 95.6% and included national, regional and local tenants. Additionally, we had joint venture interests in seven retail properties and two office buildings totaling approximately 1.6 million square feet of GLA.

FORWARD LOOKING STATEMENTS

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include volatility in the capital markets and changes in borrowing rates; changes in macro-economic conditions and the demand for retail space in the states in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; the risks that Equity One may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the timing, extent and ultimate proceeds realized from asset dispositions; the extent to which continuing supply constraints occur in geographic markets where Equity One owns properties; the success of its efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; changes in Equity One’s credit ratings; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets September 30, 2015 and December 31, 2014 (Unaudited) (In thousands, except share par value amounts)

	September 30, 2015	December 31, 2014
ASSETS
Properties:
Income producing	$3,243,876	$3,128,081
Less: accumulated depreciation	(422,996)	(381,533)
Income producing properties, net	2,820,880	2,746,548
Construction in progress and land	155,131	161,872
Properties, net	2,976,011	2,908,420
Cash and cash equivalents	17,784	27,469
Cash held in escrow and restricted cash	250	250
Accounts and other receivables, net	12,635	11,859
Investments in and advances to unconsolidated joint ventures	71,308	89,218
Goodwill	5,838	6,038
Other assets	224,902	218,971
TOTAL ASSETS	$3,308,728	$3,262,225

LIABILITIES AND EQUITY
Liabilities:
Notes payable:
Mortgage notes payable	$308,419	$311,778
Unsecured senior notes payable	623,631	731,136
Term loan	250,000	250,000
Unsecured revolving credit facilities	94,000	37,000
	1,276,050	1,329,914
Unamortized premium on notes payable, net	1,337	3,127
Total notes payable	1,277,387	1,333,041
Other liabilities:
Accounts payable and accrued expenses	59,545	49,924
Tenant security deposits	8,910	8,684
Deferred tax liability	13,104	12,567
Other liabilities	169,144	167,400
Total liabilities	1,528,090	1,571,616
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value – 10,000 shares authorized but unissued	—	—
Common stock, $0.01 par value – 250,000 shares authorized and 129,031 shares issued and outstanding at September 30, 2015; 150,000 shares authorized and 124,281 shares issued and outstanding at December 31, 2014	1,290	1,243
Additional paid-in capital	1,971,097	1,843,348
Distributions in excess of earnings	(392,617)	(360,172)
Accumulated other comprehensive loss	(5,277)	(999)
Total stockholders’ equity of Equity One, Inc.	1,574,493	1,483,420
Noncontrolling interests	206,145	207,189
Total equity	1,780,638	1,690,609
TOTAL LIABILITIES AND EQUITY	$3,308,728	$3,262,225

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Income For the three and nine months ended September 30, 2015 and 2014 (Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUE:
Minimum rent	$68,836	$65,459	$203,221	$202,005
Expense recoveries	20,204	19,112	60,520	58,503
Percentage rent	1,153	1,171	4,480	4,285
Management and leasing services	246	635	1,432	1,848
Total revenue	90,439	86,377	269,653	266,641
COSTS AND EXPENSES:
Property operating	13,311	12,125	38,767	35,923
Real estate taxes	11,100	9,995	32,207	30,596
Depreciation and amortization	25,385	26,182	68,973	80,115
General and administrative	9,207	11,524	26,364	31,310
Total costs and expenses	59,003	59,826	166,311	177,944
INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	31,436	26,551	103,342	88,697
OTHER INCOME AND EXPENSE:
Investment income	34	59	168	258
Equity in income of unconsolidated joint ventures	2,435	789	4,433	10,318
Other income	192	354	5,696	3,200
Interest expense	(12,918)	(15,860)	(40,421)	(48,846)
Amortization of deferred financing fees	(535)	(603)	(1,622)	(1,803)
Gain on sale of operating properties	614	9,775	3,952	10,658
(Loss) gain on extinguishment of debt	—	—	(2,563)	1,074
Impairment loss	(2,417)	—	(13,924)	(13,892)
INCOME FROM CONTINUING OPERATIONS BEFORE TAX AND DISCONTINUED OPERATIONS	18,841	21,065	59,061	49,664
Income tax benefit (provision) of taxable REIT subsidiaries	618	(168)	467	(780)
INCOME FROM CONTINUING OPERATIONS	19,459	20,897	59,528	48,884
DISCONTINUED OPERATIONS:
Operations of income producing properties	—	(155)	—	(220)
Gain on disposal of income producing properties	—	82	—	3,234
Income tax provision of taxable REIT subsidiaries	—	(23)	—	(23)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS	—	(96)	—	2,991
NET INCOME	19,459	20,801	59,528	51,875
Net income attributable to noncontrolling interests - continuing operations	(2,498)	(2,503)	(7,507)	(9,715)
Net loss attributable to noncontrolling interests - discontinued operations	—	9	—	12
NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC.	$16,961	$18,307	$52,021	$42,172

EARNINGS PER COMMON SHARE - BASIC:
Continuing operations	$0.13	$0.14	$0.41	$0.32
Discontinued operations	—	—	—	0.03
	$0.13	$0.14	$0.41	$0.34	*
Number of Shares Used in Computing Basic Earnings per Share	129,013	118,860	127,590	118,119
EARNINGS PER COMMON SHARE - DILUTED:
Continuing operations	$0.13	$0.14	$0.40	$0.32
Discontinued operations	—	—	—	0.03
	$0.13	$0.14	$0.40	$0.34	*
Number of Shares Used in Computing Diluted Earnings per Share	129,146	119,084	127,774	118,322
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.22	$0.66	$0.66
* Note: EPS does not foot due to the rounding of individual calculations.

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Equity One to FFO and to Recurring FFO
The following table reflects the reconciliation of FFO and Recurring FFO to net income attributable to Equity One, Inc. the most directly comparable GAAP measure, for the periods presented.

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(In thousands, except per share amounts)
Net income attributable to Equity One, Inc.	$16,961	$18,307	$52,021	$42,172
Adjustments:
Rental property depreciation and amortization, net of noncontrolling interest (1)	25,070	25,886	68,020	79,206
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	944	1,020	3,004	3,141
Gain on disposal of depreciable assets, net of tax (1) (2)	(537)	(9,857)	(3,875)	(13,862)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (3) (4)	(1,527)	—	(7,025)	(8,007)
Impairments of depreciable real estate, net of tax (1)	—	—	11,061	13,892
Funds From Operations	40,911	35,356	123,206	116,542
Earnings attributed to noncontrolling interest (5)	2,498	2,499	7,496	7,497
Funds From Operations Available to Diluted Common Shareholders (6)	43,409	37,855	130,702	124,039
Transaction costs associated with acquisition and disposition activity, net of tax (1)	689	158	1,660	1,813
Impairment of land and goodwill, net of tax	1,499	—	1,699	—
Reorganization and severance adjustments (7)	153	2,578	580	2,331
Loss (gain) on debt extinguishment, net of tax (1)	—	—	2,563	(742)
Gain on land and outparcel sales, net of controlling interests (1)	—	—	—	(30)
Recurring Funds From Operations Available to Diluted Common Shareholders (6)	$45,750	$40,591	$137,204	$127,411

Funds From Operations per Diluted Common Share (6)	$0.31	$0.29	$0.94	$0.96
Recurring Funds From Operations per Diluted Common Share (6)	$0.33	$0.31	$0.99	$0.98
Weighted average diluted shares (8)	140,505	130,441	139,132	129,680
__________________________________________

(1)	Includes amounts classified as discontinued operations.

(2)	Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to GRI-EQY I, LLC for the nine months ended September 30, 2015.

(3)	Includes the remeasurement of the fair value of the company's equity interest in GRI-EQY I, LLC of $5.5 million for the nine months ended September 30, 2015.

(4)
Includes the remeasurement of the fair value of the company's equity interest in Talega Village Center JV, LLC, the owner of Talega Village Center, of $2.2 million, net of the related noncontrolling interest, for the nine months ended September 30, 2014.

(5)
Represents earnings attributed to convertible units held by Liberty International Holdings Limited ("LIH"). Although these convertible units are excluded from the calculation of earnings per diluted share, FFO available to diluted shareholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share.

(6)
Includes a $4.2 million net termination benefit related to the Loehmann’s lease at 101 7th Avenue and a $1.1 million reversal of bad debt expense associated with the settlement of historical real estate taxes with two tenants for the nine months ended September 30, 2014.

(7)
Includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.

(8)
Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units held by LIH which are convertible into the company's common stock. These convertible units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive.

Funds from Operations and Recurring FFO are non-GAAP financial measures. The company believes that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The company believes that Recurring FFO provides additional comparability between historical financial periods. See “Accounting and Other Disclosures” above.

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Same-Property NOI to Income from Continuing Operations Before Tax and Discontinued Operations
The following table reflects the reconciliation of same-property NOI to income from continuing operations before tax and discontinued operations, the most directly comparable GAAP measure, for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands, except number of properties)
Same-property NOI	$47,464	$45,318	$138,349	$132,916
Redevelopment property NOI	9,587	9,317	28,492	26,816
Same-property NOI including redevelopments	57,051	54,635	166,841	159,732
Other non same-property NOI	2,968	1,754	11,210	11,399
Adjustments (1)	(1,322)	(318)	(2,257)	685
Total NOI	58,697	56,071	175,794	171,816
Add:
Straight-line rent adjustment	1,101	1,056	3,511	2,794
Accretion of below-market lease intangibles, net	3,137	3,773	9,516	15,429
Management and leasing services income	246	635	1,432	1,848
Elimination of intercompany expenses	2,847	2,722	8,426	8,235
Equity in income of unconsolidated joint ventures	2,435	789	4,433	10,318
Investment income	34	59	168	258
Gain on sale of operating properties	614	9,775	3,952	10,658
Other income	192	354	5,696	3,200
Less:
Depreciation and amortization expense	25,385	26,182	68,973	80,115
General and administrative expense	9,207	11,524	26,364	31,310
Interest expense	12,918	15,860	40,421	48,846
Amortization of deferred financing fees	535	603	1,622	1,803
Loss (gain) on extinguishment of debt	—	—	2,563	(1,074)
Impairment loss	2,417	—	13,924	13,892
Income from continuing operations before tax and discontinued operations	$18,841	$21,065	$59,061	$49,664
Growth in same-property NOI	4.7%		4.1%
Number of properties (2)	94		93
Growth in same-property NOI including redevelopments	4.4%		4.5%
Number of properties (3)	107		106
_______________
(1) Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.
(2) The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
(3) The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.
Same-property NOI is a non-GAAP financial measure. The company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. See “Accounting and Other Disclosures” above.

EQUITY ONE, INC.
DISCLOSURES
As of September 30, 2015

Forward Looking Statements
Certain information contained in this Supplemental Information Package constitutes forward-looking statements within the meaning of the federal securities laws. Although Equity One, Inc. (the "company") believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which the company owns properties; the continuing financial success of the company’s current and prospective tenants; the risks that the company may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the extent to which continuing supply constraints occur in geographic markets where the company owns properties; the success of the company's efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of the company to successfully integrate the operations and systems of acquired companies and properties; changes in the company’s credit ratings; and other risks, which are described in the company’s filings with the Securities and Exchange Commission.
Basis of Presentation
The information contained in the Supplemental Information Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information. The company’s Form 10-K should be read in conjunction with this Supplemental Information Package. The results of operations of any property acquired are included in the company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Information Package.
EBITDA is a widely used performance measure and is provided as a supplemental measure of operating performance. The company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for items it does not believe are representative of ongoing operating results. Given the nature of the company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in earnings that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization, and includes the results of operations of real estate properties that were sold or classified as real estate held for sale either during or subsequent to the end of a particular reporting period, which are included in earnings on a net basis. Accordingly, the company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios provides a meaningful performance measure as it relates to the company's ability to meet various coverage tests for the stated periods.
EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the company’s financial performance.
Use of Funds from Operations and Net Operating Income as a Non-GAAP Financial Measure
The company believes Funds from Operations (FFO) (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, impairment of goodwill and land, severance and reorganization costs and gains (or losses) on the extinguishment of debt and gains (or losses) on the disposal of non-depreciable assets. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The company uses Net Operating Income (NOI), which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. The company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
FFO, Recurring FFO and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Recurring FFO nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income from continuing operations before tax and discontinued operations is the most directly comparable GAAP financial measure to NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the accompanying tables.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
As of and for the three months ended September 30, 2015 and the preceding four quarters (unaudited)
(Summary Financial Results in thousands, except per share data)

	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Summary Financial Results
Total revenue*	$90,439	$90,735	$88,479	$86,553	$86,378
Adjusted Consolidated EBITDA* (see page 22)	$58,797	$60,564	$58,466	$55,341	$56,516
Property NOI* (see page 21)	$65,782	$66,720	$64,745	$63,203	$63,479
General & administrative expenses (G&A)*	$9,207	$8,417	$8,740	$9,848	$11,536
G&A - Adjusted * (1)	$8,365	$8,002	$7,757	$9,228	$8,800
Net income attributable to Equity One, Inc.	$16,961	$27,054	$8,006	$6,725	$18,307
Earnings per diluted share	$0.13	$0.21	$0.06	$0.05	$0.14
Funds from operations available to diluted common shareholders (FFO) (see page 23)	$43,409	$43,978	$43,315	$33,885	$37,855
FFO per diluted common share (see page 23)	$0.31	$0.31	$0.32	$0.25	$0.29
Recurring FFO (see page 23)	$45,750	$47,294	$44,160	$40,240	$40,591
Recurring FFO per diluted common share (see page 23)	$0.33	$0.34	$0.32	$0.30	$0.31
Total dividends paid per share	$0.22	$0.22	$0.22	$0.22	$0.22
Weighted average diluted shares used in EPS computations	129,146	129,144	124,989	123,494	119,084
Weighted average diluted shares used in FFO computations (2)	140,505	140,502	136,358	134,852	130,441
Summary Operating and Financial Ratios
Total retail portfolio property count	113	113	110	111	116
Total retail portfolio gross leasable area (GLA) (in thousands)	15,011	15,196	14,567	14,684	15,027
Total retail portfolio average base rent (ABR)	$19.24	$18.71	$18.70	$18.47	$18.02
Total retail portfolio percent leased excluding developments and redevelopments	95.6%	95.5%	95.2%	95.0%	94.4%
Same-property - QTD NOI pool percent commenced	94.6%	94.6%	94.4%	94.8%	94.1%
Same-property NOI growth - cash basis (see page 21)	4.7%	4.5%	3.0%	4.3%	2.5%
Same-property NOI growth - cash basis, including redevelopments (see page 21)	4.4%	4.3%	4.7%	5.3%	2.7%
NOI margin (see page 21)	72.9%	74.0%	73.6%	73.3%	74.0%
Expense recovery ratio*	82.8%	87.0%	86.2%	83.1%	85.8%
New leases, renewals and options rent spread - cash basis (see page 27)	10.8%	12.6%	6.7%	14.9%	9.2%
New leases rent spread - cash basis (see page 27)	6.3%	7.4%	5.7%	12.3%	2.3%
Renewals and options rent spread - cash basis (see page 27)	11.9%	14.9%	6.8%	16.0%	11.5%
Adjusted G&A expense to total revenues (1)	9.2%	8.8%	8.8%	10.7%	10.2%
Adjusted Consolidated EBITDA to fixed charges* (see page 22)	4.0	4.1	3.6	3.2	3.2
Net debt to Adjusted Consolidated EBITDA* (see page 22)	5.3	5.2	5.1	5.9	5.8

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
As of and for the three months ended September 30, 2015 and the preceding four quarters (unaudited)

Footnotes for Summary Financial Results and Ratios

Note: Prior periods are presented as previously reported and are not adjusted for the current same-property pool or changes resulting from subsequent dispositions.

* The indicated line item includes amounts reported in discontinued operations.

(1) G&A - adjusted reflects adjustments to G&A to remove the effects of acquisition/disposition related expenses and reorganization and severance costs.
(2) Weighted average diluted shares used to calculate FFO and Recurring FFO per share is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units held by LIH which are convertible into the company's common stock. These convertible units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive.

EQUITY ONE, INC.
FUNDS FROM OPERATIONS AND EARNINGS GUIDANCE ASSUMPTIONS
As of September 30, 2015 (unaudited)

The company is reaffirming its 2015 Recurring FFO guidance range of $1.29 to $1.32 per diluted share. Recurring FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, costs pertaining to the company’s reorganization, and certain other income or charges. The 2015 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.5% to 4.0%, compared to the prior range of 3.0% to 3.5%

•	Year-end 2015 same-property occupancy between 95.5% and 96.0%, unchanged from previous guidance

•	Recurring general and administrative expense of $33 million to $34 million, unchanged from previous guidance

•	Interest expense of $53 million to $54 million, compared to the prior range of $53 million to $55 million

•	Core acquisitions of $170 million to $200 million, including the $170.0 million announced year-to-date

•	Joint venture acquisitions of $0 million

•	Non-core dispositions of $15 million to $30 million, including the disposition activity announced year-to-date

The following table provides a reconciliation of the range of estimated earnings per diluted share attributable to Equity One to estimated FFO and Recurring FFO per diluted share for the full year 2015:

	For the year ended December 31, 2015 (1)
	Low	High
Estimated earnings attributable to Equity One per diluted share	$0.51	$0.53
Adjustments:
Net adjustment for shares issuable to LIH and rounding	(0.04)	(0.04)
Rental property depreciation and amortization including pro rata share of joint ventures	0.67	0.68
Impairments of depreciable real estate, net of tax	0.08	0.08
Gain on disposal of depreciable assets including pro rata share of joint ventures	(0.08)	(0.08)
Earnings attributed to a noncontrolling interest (2)	0.07	0.07
Estimated FFO per diluted share	1.21	1.24
Transaction costs, debt extinguishment and other	0.08	0.08
Estimated Recurring FFO per diluted share	$1.29	$1.32
____________________

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

(2)
Includes effect of distributions paid with respect to unissued shares held by a noncontrolling interest which are already included for purposes of calculating earnings attributable to Equity One per diluted share.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
As of September 30, 2015 (unaudited)
(in thousands)

Components of Net Asset Value 3Q 2015

Cash Net Operating Income (NOI)			Other assets
GAAP property net operating income (see page 21)	$65,782		Cash and cash equivalents (see page 18)	$18,034
Less:			Accounts and other receivables, net (see page 18)	12,635
Accretion of below-market lease intangibles, net (see page 24)	(3,137)		Land (see page 18)	25,117
Straight-line rent (see page 24)	(1,101)		Other assets (see page 24)	43,155	(9)
Other non-cash items, net	(110)	(1)	Book value of construction in progress	60,880	(7)
Consolidated cash property net operating income	61,434	(2)	Under-earning properties at book value (5)	273,774	(10)
			Other assets	$433,595
Adjustments to normalize cash NOI:
Add pro rata cash net operating income from unconsolidated joint ventures (see page 46)	2,172	(3)	Liabilities
Partial quarter adjustments, and other adjustments to normalize NOI, net	253	(4)	Mortgage notes payable (see page 44)	$308,419
Adjustment to exclude under-earning properties from net operating income (5)	(1,698)	(6)	Unsecured senior notes payable (see page 45)	623,631
Net adjustments	727		Term loan (see page 45)	250,000
			Unsecured revolving credit facilities (see page 45)	94,000
Normalized cash net operating income for the quarter	$62,161		Pro rata share of debt from unconsolidated joint ventures (see page 48)	40,520
			Prepaid rent (see page 24)	8,771
Unconsolidated joint venture fees income			Accounts payable and other (see page 24)	64,614
Management and Leasing Fees (see page 20)	$246	(8)	Liabilities	$1,389,955

			Other Information
			Fully diluted common shares (page 19)	140,628

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
As of September 30, 2015 (unaudited)

Footnotes for Components of Net Asset Value

(1)	GAAP ground lease expense and lease incentive amortization, net.

(2)	Includes $1.1 million of lease termination fees paid, partially offset by $0.8 million of lease termination fees received.

(3)	Includes pro rata share of cash NOI from Plantation Marketplace, which was sold by the company's DRA Advisors joint venture (the "DRA JV") during the quarter.

(4)
Eliminate partial quarter income contribution from properties disposed during the quarter (Webster Plaza and Plantation Marketplace (DRA JV)), pro forma full quarter for partial quarter impact of income producing assets acquired (Bird 107 Plaza), adjustment for impact of seasonality of percentage rents and any other material non-recurring items.

(5)	Under-earning properties are properties with redevelopment or retenanting plans which are not generating earnings at a level expected in the long-run following redevelopment or retananting activities.

(6)	Cash NOI of under-earning properties which are included at gross book value in other assets. Includes Westwood Complex (all seven parcels), 101 7th Avenue, and Village Center.

(7)	Book value of total balance sheet CIP less book value of 101 7th Avenue, since this property is included in other assets as an under-earning property.

(8)	Includes management and leasing fees for the quarter from the DRA JV, a portion of which will not recur due to the sale of Plantation Marketplace.

(9)	Includes prepaid expenses and other receivables, deposits and mortgage escrows, and furniture, fixtures and equipment (net).

(10)
Book value of under-earning properties for which cash NOI has been removed from normalized cash NOI. Includes Westwood Complex (all seven parcels), 101 7th Avenue (which is included in CIP in the condensed consolidated balance sheet) and Village Center.

EQUITY ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2015 and December 31, 2014 and 2013 (unaudited)
(in thousands)

	September 30, 2015	December 31, 2014	December 31, 2013
Assets
Properties:
Income producing	$3,243,876	$3,128,081	$3,153,131
Less: accumulated depreciation	(422,996)	(381,533)	(354,166)
Income producing properties, net	2,820,880	2,746,548	2,798,965
Construction in progress and land (1)	155,131	161,872	104,464
Properties held for sale	—	—	13,404
Properties, net	2,976,011	2,908,420	2,916,833

Cash and cash equivalents (2)	18,034	27,719	36,495
Accounts and other receivables, net	12,635	11,859	12,872
Investments in and advances to unconsolidated joint ventures	71,308	89,218	91,772
Loans receivable, net	—	—	60,711
Goodwill	5,838	6,038	6,377
Other assets	224,902	218,971	229,599
Total assets	$3,308,728	$3,262,225	$3,354,659

Liabilities, redeemable noncontrolling interests and equity
Liabilities:
Mortgage notes payable	$308,419	$311,778	$430,155
Unsecured senior notes payable	623,631	731,136	731,136
Term loan	250,000	250,000	250,000
Unsecured revolving credit facilities	94,000	37,000	91,000
	1,276,050	1,329,914	1,502,291
Unamortized premium on notes payable, net	1,337	3,127	6,118
Total notes payable	1,277,387	1,333,041	1,508,409

Accounts payable and other liabilities	237,599	226,008	230,571
Deferred tax liability	13,104	12,567	11,764
Total liabilities	1,528,090	1,571,616	1,750,744

Redeemable noncontrolling interests	—	—	989

Total stockholders’ equity of Equity One, Inc.	1,574,493	1,483,420	1,395,183

Noncontrolling interests	206,145	207,189	207,743

Total liabilities, redeemable noncontrolling interests and equity	$3,308,728	$3,262,225	$3,354,659

(1) Includes construction in progress of $130.0 million and land of $25.1 million as of September 30, 2015.
(2) Includes restricted cash and cash held in escrow.

EQUITY ONE, INC.
MARKET CAPITALIZATION
As of September 30, 2015 and December 31, 2014 and 2013 (unaudited)
(in thousands, except share data)

	September 30, 2015	December 31, 2014	December 31, 2013
Closing market price of common stock	$24.34	$25.36	$22.44
Common stock shares
Basic common shares	129,030.875	124,281.204	117,646.807
Diluted common shares
Unvested restricted common shares (treasury method, closing price)	115.450	154.213	123.775
DownREIT units (convertible into shares)	—	—	93.656
Common stock options (treasury method, closing price)	86.716	126.078	251.611
Long term incentive plan performance awards (treasury method, closing price)	37.230	66.820	911.263
Convertible CapCo Partnership Units	11,357.837	11,357.837	11,357.837
Diluted common shares	140,628.108	135,986.152	130,384.949

Equity market capitalization	$3,422,888	$3,448,609	$2,925,838

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,276,050	$1,329,914	$1,502,291
Cash and cash equivalents (1)	(18,034)	(27,719)	(36,495)
Net debt	$1,258,016	$1,302,195	$1,465,796

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,276,050	$1,329,914	$1,502,291
Equity market capitalization	3,422,888	3,448,609	2,925,838
Total market capitalization	$4,698,938	$4,778,523	$4,428,129

Net debt to total market capitalization at applicable market price	26.8%	27.3%	33.1%

Gross real estate investments (2)	$3,399,007	$3,289,953	$3,337,301

Net debt to gross real estate investments	37.0%	39.6%	43.9%

(1) Includes restricted cash and cash held in escrow.
(2) Includes investments in mezzanine and mortgage loans receivable and the gross value of properties held for sale.

EQUITY ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2015 and 2014 (unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Percent Change	Nine months ended September 30,			Percent Change
	2015	2014		2015	2014
REVENUE:
Minimum rent	$68,836	$65,459		$203,221	$202,005
Expense recoveries	20,204	19,112		60,520	58,503
Percentage rent	1,153	1,171		4,480	4,285
Management and leasing services	246	635		1,432	1,848
Total revenue	90,439	86,377	4.7%	269,653	266,641		1.1%
COSTS AND EXPENSES:
Property operating	13,311	12,125		38,767	35,923
Real estate taxes	11,100	9,995		32,207	30,596
Depreciation and amortization	25,385	26,182		68,973	80,115
General and administrative	9,207	11,524		26,364	31,310
Total costs and expenses	59,003	59,826	(1.4)%	166,311	177,944		(6.5)%
INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	31,436	26,551	18.4%	103,342	88,697		16.5%
OTHER INCOME AND EXPENSE:
Investment income	34	59		168	258
Equity in income of unconsolidated joint ventures	2,435	789		4,433	10,318
Other income	192	354		5,696	3,200
Interest expense	(12,918)	(15,860)		(40,421)	(48,846)
Amortization of deferred financing fees	(535)	(603)		(1,622)	(1,803)
Gain on sale of operating properties	614	9,775		3,952	10,658
(Loss ) gain on extinguishment of debt	—	—		(2,563)	1,074
Impairment loss	(2,417)	—		(13,924)	(13,892)
INCOME FROM CONTINUING OPERATIONS BEFORE TAX AND DISCONTINUED OPERATIONS	18,841	21,065		59,061	49,664
Income tax benefit (provision) of taxable REIT subsidiaries	618	(168)		467	(780)
INCOME FROM CONTINUING OPERATIONS	19,459	20,897	(6.9%)	59,528	48,884		21.8%
DISCONTINUED OPERATIONS:
Operations of income producing properties	—	(155)		—	(220)
Gain on disposal of income producing properties	—	82		—	3,234
Income tax provision of taxable REIT subsidiaries	—	(23)		—	(23)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS	—	(96)		—	2,991
NET INCOME	19,459	20,801	(6.5%)	59,528	51,875		14.8%
Net income attributable to noncontrolling interests - continuing operations	(2,498)	(2,503)		(7,507)	(9,715)
Net loss attributable to noncontrolling interests - discontinued operations	—	9		—	12
NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC.	$16,961	$18,307	(7.4%)	$52,021	$42,172		23.4%
EARNINGS PER COMMON SHARE - BASIC:
Continuing operations	$0.13	$0.14		$0.41	$0.32
Discontinued operations	—	—		—	0.03
	$0.13	$0.14	(7.1%)	$0.41	$0.34	*	20.6%
EARNINGS PER COMMON SHARE - DILUTED:
Continuing operations	$0.13	$0.14		$0.40	$0.32
Discontinued operations	—	—		—	0.03
	$0.13	$0.14	(7.1%)	$0.40	$0.34	*	17.6%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	129,013	118,860		127,590	118,119
Diluted	129,146	119,084		127,774	118,322
* Note: EPS does not foot due to the rounding of individual calculations.

EQUITY ONE, INC.
NET OPERATING INCOME
For the three and nine months ended September 30, 2015 and 2014 (unaudited)
(in thousands, except number of properties)

	Three months ended September 30,		Percent Change	Nine months ended September 30,			Percent Change
	2015	2014		2015	2014
Total NOI (1)
Total rental revenue	$90,193	$85,743	5.2%	$268,221	$264,941		1.2%
Less: Property operating expenses	13,311	12,124	9.8%	38,767	36,073		7.5%
Real estate tax expense	11,100	10,140	9.5%	32,207	30,793	(2)	4.6%
NOI	$65,782	$63,479	3.6%	$197,247	$198,075		(0.4%)

NOI margin (NOI / Total rental revenue)	72.9%	74.0%		73.5%	74.8%

Same-property cash NOI (3) (4)
Minimum rent	$50,948	$48,939		$147,352	$142,228
Expense recoveries	16,185	15,623		46,631	45,281
Percentage rent	501	471		2,371	2,305
Total rental revenue	$67,634	$65,033	4.0%	$196,354	$189,814		3.4%

Property operating expenses (4)	$10,466	$10,308		$30,670	$30,254
Real estate tax expense	9,026	8,614		24,841	24,686
Non-recoverable operating expenses	453	576		1,199	1,500
Bad debt expense	225	217		1,295	458
Total property operating expenses	20,170	19,715	2.3%	58,005	56,898		1.9%
Same-property cash NOI	47,464	45,318	4.7%	138,349	132,916		4.1%
Redevelopment property NOI	9,587	9,317		28,492	26,816
Same-property NOI including redevelopments	$57,051	$54,635	4.4%	$166,841	$159,732		4.5%

Growth in same-property NOI	4.7%			4.1%
Number of properties included in analysis (5)	94			93

Growth in same-property NOI including redevelopments	4.4%			4.5%
Number of properties included in analysis (6)	107			106

(1) Amounts included in discontinued operations have been included for purposes of this presentation of NOI. NOI is presented on a GAAP basis.
(2) For the full year ended December 31, 2014, real estate tax expense totaled $41.0 million.
(3) Excludes the effects of straight-line rent, above/below-market rents, lease termination revenue and expense, prior year expense recovery adjustments and other items that affect the comparability of the same-property results, if any.
(4) Property operating expenses include intercompany management fee expense that is eliminated in the presentation of the company's consolidated results.
(5) The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
(6) The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.

EQUITY ONE, INC.
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION - ADJUSTED CONSOLIDATED EBITDA
For the three and nine months ended September 30, 2015 and 2014 (unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income	$19,459	$20,801	$59,528	$51,875
Depreciation and amortization	25,385	26,182	68,973	80,115
Interest expense	12,918	15,860	40,421	48,846
Amortization of deferred financing fees	535	603	1,622	1,803
Loss (gain) on extinguishment of debt	—	—	2,563	(1,074)
Acquisition/disposition costs	689	158	1,660	1,813
Reorganization and severance adjustments (1)	153	2,578	580	2,331
Impairment loss	2,417	—	13,924	13,892
Gain on sale of operating properties	(614)	(9,857)	(683)	(13,892)
Gain on sale of joint venture property (2) (3) (4)	(1,527)	—	(4,796)	(7,392)
Gain from fair value adjustment of equity interest in joint venture (2) (5)	—	—	(5,498)	(2,807)
Income tax (benefit) provision of taxable REIT subsidiaries	(618)	191	(467)	803
Adjusted Consolidated EBITDA	$58,797	$56,516	$177,827	$176,313
Interest expense	$12,918	$15,860	$40,421	$48,846
Adjusted Consolidated EBITDA to interest expense	4.6	3.6	4.4	3.6
Fixed charges
Interest expense	$12,918	$15,860	$40,421	$48,846
Scheduled principal amortization (6)	1,655	1,966	5,107	5,938
Total fixed charges	$14,573	$17,826	$45,528	$54,784
Adjusted Consolidated EBITDA to fixed charges	4.0	3.2	3.9	3.2
Net Debt to Adjusted Consolidated EBITDA (7)	5.3	5.8	5.3	5.6

Amounts reported above include discontinued operations.
(1) Includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.
(2) In June 2015, the company entered into an agreement with Global Retail Investors, LLC, its joint venture partner, to redeem its interest in the GRI JV. In connection with the transaction, the company was required to purchase an additional 11.3% interest in the joint venture for $23.5 million. For the nine months ended September 30, 2015, the company recognized a gain of $3.3 million from the deferred gain associated with the past disposition of assets by the company to the joint venture which is included in gain on sale of operating properties in its condensed consolidated statement of income, and the company recognized a gain of $5.5 million, which is included in other income in its condensed consolidated statement of income, from the remeasurement of the fair value of its equity interest in the joint venture.
(3) In September 2015, a property held by G&I South Florida Portfolio, LLC, Plantation Marketplace located in Plantation, Florida, was sold for $32.9 million. In connection with the sale, the joint venture recognized a gain on sale of $7.6 million, of which the company's proportionate share was $1.5 million, which is included in equity in income of unconsolidated joint ventures in the company's condensed consolidated statements of income for the three and nine months ended September 30, 2015.

(4)
In January 2014, the property held by Vernola Marketplace JV, LLC was sold for $49.0 million, including the assumption of the existing mortgage of $22.9 million by the buyer. The joint venture recognized a gain of $14.7 million on the sale, of which the company's proportionate share was $7.4 million, including $1.6 million attributable to a noncontrolling interest, which is included in equity in income of unconsolidated joint ventures in the company's condensed consolidated statement of income for the nine months ended September 30, 2014.

(5) In January 2014, the company acquired Rockwood Capital's and Vestar Development Company's interests in Talega Village Center JV, LLC, the owner of Talega Village Center, a 102,000 square foot grocery-anchored shopping center located in San Clemente, California, for an additional equity investment of $6.2 million. Immediately prior to acquisition, the company remeasured the fair value of its equity interest in the joint venture and recognized a gain of $2.8 million, including $561,000 attributable to a noncontrolling interest, which is included in other income in the company's condensed consolidated statement of income for the nine months ended September 30, 2014.
(6) Excludes balloon payments upon maturity.
(7) Adjusted Consolidated EBITDA for the period has been annualized.

EQUITY ONE, INC.
FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2015 and 2014 (unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income attributable to Equity One, Inc.	$16,961	$18,307	$52,021	$42,172
Adjustments:
Rental property depreciation and amortization, net of noncontrolling interest (1)	25,070	25,886	68,020	79,206
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	944	1,020	3,004	3,141
Gain on disposal of depreciable assets, net of tax (1) (2)	(537)	(9,857)	(3,875)	(13,862)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (3) (4)	(1,527)	—	(7,025)	(8,007)
Impairments of depreciable real estate, net of tax (1)	—	—	11,061	13,892
Funds From Operations	40,911	35,356	123,206	116,542
Earnings attributed to noncontrolling interest (5)	2,498	2,499	7,496	7,497
Funds From Operations Available to Diluted Common Shareholders (6)	43,409	37,855	130,702	124,039
Transaction costs associated with acquisition and disposition activity, net of tax (1)	689	158	1,660	1,813
Impairment of land and goodwill, net of tax	1,499	—	1,699	—
Reorganization and severance adjustments (7)	153	2,578	580	2,331
Loss (gain) on debt extinguishment, net of tax (1)	—	—	2,563	(742)
Gain on land and outparcel sales, net of controlling interests (1)	—	—	—	(30)
Recurring Funds From Operations Available to Diluted Common Shareholders (6)	$45,750	$40,591	$137,204	$127,411

Funds From Operations per Diluted Common Share (6)	$0.31	$0.29	$0.94	$0.96
Recurring Funds From Operations per Diluted Common Share (6)	$0.33	$0.31	$0.99	$0.98
Weighted average diluted shares (8)	140,505	130,441	139,132	129,680

(1)	Includes amounts classified as discontinued operations.

(2)
Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to the GRI JV for the nine months ended September 30, 2015. See footnote 2 on page 22.

(3)	Includes the remeasurement of the fair value of the company's equity interest in the GRI JV of $5.5 million for the nine months ended September 30, 2015. See footnote 2 on page 22.

(4)
Includes the remeasurement of the fair value of the company's equity interest in Talega Village Center JV, LLC, the owner of Talega Village Center, of $2.2 million, net of the related noncontrolling interest, for the nine months ended September 30, 2014. See footnote 5 on page 22.

(5)
Represents earnings attributed to convertible units held by LIH. Although these convertible units are excluded from the calculation of earnings per diluted share, FFO available to diluted shareholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share.

(6)
Includes a $4.2 million net termination benefit related to the Loehmann’s lease at 101 7th Avenue and a $1.1 million reversal of bad debt expense associated with the settlement of historical real estate taxes with two tenants for the nine months ended September 30, 2014.

(7)
Includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.

(8)
Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units held by LIH which are convertible into the company's common stock. These convertible units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive.

EQUITY ONE, INC.
ADDITIONAL DISCLOSURES
For the three and nine months ended September 30, 2015 and 2014 (unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Certain non-cash items:
Amortization of deferred financing fees	$535	$603	$1,622	$1,803
Accretion of below-market lease intangibles, net	3,137	3,773	9,516	15,654
Share-based compensation expense	1,291	3,370	3,846	5,350
Straight-line rent adjustment	1,101	1,055	3,511	2,794
Capitalized interest	1,239	1,452	3,702	3,624
Amortization of premium on notes payable, net	274	625	964	1,887

Capital expenditures: (1)
Tenant improvements, allowances and landlord costs	$6,355	$5,269	$20,305	$13,469
Leasing commissions and costs	1,615	2,156	5,429	6,291
Developments	3,808	9,318	12,481	27,181
Redevelopments	4,450	12,196	17,957	24,221
Maintenance capital expenditures	2,886	1,534	8,227	5,690
Total capital expenditures	$19,114	$30,473	$64,399	$76,852

			September 30, 2015	December 31, 2014
Other assets:
Lease intangible assets, net			$102,289	$106,064
Leasing commissions, net			40,627	39,141
Prepaid expenses and other receivables			28,076	26,880
Straight-line rent receivables, net			27,840	24,412
Deposits and mortgage escrows			11,476	6,356
Deferred financing costs, net			7,649	9,322
Furniture, fixtures and equipment, net			3,603	3,809
Fair value of interest rate swap			—	681
Deferred tax asset			3,342	2,306
Total other assets			$224,902	$218,971

Accounts payable and other liabilities:
Lease intangible liabilities, net			$159,786	$157,486
Prepaid rent			8,771	9,607
Fair value of interest rate swaps			4,428	952
Accounts payable and other			64,614	57,963
Total accounts payable and other liabilities			$237,599	$226,008

Cash and Maximum Available Under Lines of Credit as of 9/30/15:
Cash and cash equivalents - unrestricted			$17,784
Available under lines of credit			600,000
Total Available Funds			$617,784

(1) Capital expenditures are presented on an accrual basis.

EQUITY ONE, INC.
PORTFOLIO STATISTICS
As of and for the three months ended September 30, 2015 and the preceding four quarters (unaudited)

	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Number of Properties
Total retail excluding developments and redevelopments (1)	99	101	102	102	107
Same-property - QTD NOI pool (2) (3)	94	97	100	98	102
Same-property - YTD NOI pool (2) (3)	93	96	100	96	101
Same-property - QTD including redevelopments (4)	107	108	107	105	109
Total retail portfolio (5)	113	113	110	111	116
GLA (in thousands)
Total retail excluding developments and redevelopments (1)	12,142	12,471	13,326	13,140	13,494
Total retail excluding developments and redevelopments - anchors (1) (6)	8,055	8,316	8,870	8,723	8,914
Total retail excluding developments and redevelopments - shops (1)	4,087	4,155	4,456	4,417	4,580
Same-property - QTD NOI pool (2) (3)	11,739	12,103	13,326	12,263	12,835
Same-property - YTD NOI pool (2) (3)	11,482	11,846	13,135	11,781	12,730
Total retail portfolio (5)	15,011	15,196	14,567	14,684	15,027
ABR
Total retail portfolio (5)	$19.24	$18.71	$18.70	$18.47	$18.02
Total retail portfolio - anchors (5) (6)	$15.03	$14.53	$14.48	$14.32	$14.16
Total retail portfolio - shops (5)	$28.61	$28.41	$28.23	$27.75	$26.67
Total retail excluding developments and redevelopments (1)	$18.48	$18.17	$18.22	$17.34	$17.00
Percent Leased
Total retail excluding developments and redevelopments (1)	95.6%	95.5%	95.2%	95.0%	94.4%
Total retail excluding developments and redevelopments - anchors (1) (6)	99.6%	99.8%	99.7%	99.4%	99.0%
Total retail excluding developments and redevelopments - shops (1)	87.6%	86.7%	86.2%	86.4%	85.5%
Same-property - QTD NOI pool (2) (3)	95.5%	95.5%	95.2%	95.2%	94.4%
Same-property - YTD NOI pool (2) (3)	95.6%	95.5%	95.2%	95.2%	94.4%
Total retail portfolio (5)	94.0%	93.9%	94.6%	94.4%	93.6%
Percent Commenced (7)
Same-property - QTD NOI pool (2) (3)	94.6%	94.6%	94.4%	94.8%	94.1%
Same-property - YTD NOI pool (2) (3)	94.4%	94.3%	94.4%	94.8%	94.2%
Same-Property NOI Growth
Same-property - QTD NOI (2) (3)	4.7%	4.5%	3.0%	4.3%	2.5%
Same-property - QTD including redevelopments (4)	4.4%	4.3%	4.7%	5.3%	2.7%

(1) Includes consolidated retail assets regardless of acquisition date, but excludes development, redevelopment and non-retail properties.
(2) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and excludes developments, redevelopments and non-retail properties.
(3) Prior periods are presented as previously reported and are not adjusted for the current same-property pool.
(4) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and includes redevelopments.
(5) Includes consolidated retail assets, including developments and redevelopments, and excludes non-retail properties.
(6) Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
(7) Excludes leases that are signed but have not commenced.

EQUITY ONE, INC.
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
CONSOLIDATED PROPERTIES
As of September 30, 2015 (unaudited)

Tenant	Number of stores	Credit Rating Moody’s/S&P (1)	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	ABR per square foot	Average remaining term of ABR (2)
Top twenty-five tenants
Albertsons / Shaw's / Star Market / Safeway / Vons	8	B2 / B	480,825	3.2%	$9,603,995	3.6%	$19.97	7.1
Publix	25	N/A	1,062,166	7.1%	8,722,126	3.3%	8.21	7.3
L.A. Fitness	8	B2 / B	356,609	2.4%	6,674,805	2.5%	18.72	7.8
Bed Bath & Beyond / Cost Plus World Market	14	Baa1 / A-	401,352	2.7%	6,348,864	2.4%	15.82	5.5
TJ Maxx / Homegoods / Marshalls	12	A2 / A+	342,339	2.3%	5,716,821	2.2%	16.70	5.7
Food Emporium / Pathmark (3)	2	N/A	88,018	0.6%	5,528,860	2.1%	62.82	11.5
Barney's New York	1	N/A	56,870	0.4%	4,500,000	1.7%	79.13	20.4
CVS Pharmacy	12	Baa1 / BBB+	148,367	1.0%	3,802,226	1.4%	25.63	8.9
The Gap / Old Navy	7	Baa2 / BBB-	115,187	0.8%	3,779,157	1.4%	32.81	6.7
Sports Authority	4	Caa1 / N/A	108,391	0.7%	3,753,410	1.4%	34.63	6.2
Office Depot / Office Max	8	B2 / B-	208,226	1.4%	3,350,986	1.3%	16.09	2.4
Costco	1	A1 / A+	148,295	1.0%	3,142,576	1.2%	21.19	3.9
Staples	8	Baa2 / BBB-	157,176	1.0%	3,017,590	1.1%	19.20	2.7
Trader Joe's	6	N/A	73,056	0.5%	2,567,685	1.0%	35.15	7.8
Wal-Mart	3	Aa2 / AA	200,396	1.3%	2,314,575	0.9%	11.55	6.7
Dick's Sporting Goods	1	N/A	83,777	0.5%	2,246,886	0.8%	26.82	9.4
Walgreens	7	Baa2 / BBB	112,023	0.7%	2,214,083	0.8%	19.76	14.2
Best Buy	4	Baa1 / BB+	142,831	1.0%	2,195,066	0.8%	15.37	2.8
The Container Store	2	B2 / B	49,661	0.3%	2,174,212	0.8%	43.78	7.0
Home Depot	2	A2 / A	205,822	1.4%	2,106,246	0.8%	10.23	5.3
Winn Dixie	7	N/A	351,439	2.3%	2,093,542	0.8%	5.96	2.2
Nordstrom	2	Baa1 / A-	75,418	0.5%	1,996,750	0.7%	26.48	6.0
Target	1	A2 / A	160,346	1.1%	1,924,152	0.7%	12.00	2.8
Wells Fargo	13	Aa1 / A+	50,485	0.3%	1,912,183	0.7%	37.88	5.1
Academy Sports	3	N/A	195,323	1.3%	1,911,831	0.7%	9.79	11.1

Total top twenty-five tenants	161		5,374,398	35.8%	$93,598,627	35.1%	$17.42	7.4

Note: The above schedule includes properties under development/redevelopment and excludes non-retail properties and properties held in unconsolidated joint ventures.

(1)	Ratings as of September 30, 2015. Source: Moody’s/S&P.

(2)	In years, excluding future tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent.

(3)
The interest in the Pathmark lease at Clocktower Plaza in Queens, NY, has been acquired by Stop & Shop effective October 2015. The interest in the Food Emporium lease at 1175 Third Avenue in Manhattan, NY, is expected to be acquired by another grocery operator pending final approvals and transaction execution.

EQUITY ONE, INC.
RECENT LEASING ACTIVITY
For the three months ended September 30, 2015 and the preceding four quarters (unaudited)

	Number of Leases Signed	Sq. Ft.	Prior Rent PSF (1)	New Rent PSF (1)	Rent Spread	TIs & Landlord Costs PSF (2)	Weighted Avg Term (3)
Same-Space Total Leases
3Q 2015	87	361,055	$15.77	$17.48	10.8%	$2.47	5.1
2Q 2015	91	554,118	$13.73	$15.46	12.6%	$10.19	5.7
1Q 2015	94	732,067	$17.76	$18.95	6.7%	$1.90	6.2
4Q 2014	85	315,598	$18.72	$21.50	14.9%	$12.89	6.2
3Q 2014	109	499,031	$12.74	$13.91	9.2%	$2.83	5.3
Same-Space New Leases (4)
3Q 2015	30	50,464	$21.46	$22.81	6.3%	$17.13	5.6
2Q 2015	30	154,157	$14.84	$15.93	7.4%	$21.06	6.3
1Q 2015	27	58,068	$19.68	$20.81	5.7%	$16.47	6.3
4Q 2014	32	98,798	$18.27	$20.51	12.3%	$37.45	8.1
3Q 2014	39	80,489	$19.81	$20.27	2.3%	$15.05	6.3
Same-Space Renewals & Options
3Q 2015 (5)	57	310,591	$14.85	$16.62	11.9%	$0.09	5.0
2Q 2015	61	399,961	$13.30	$15.28	14.9%	$6.00	5.5
1Q 2015	67	673,999	$17.59	$18.79	6.8%	$0.64	6.2
4Q 2014	53	216,800	$18.92	$21.94	16.0%	$1.70	5.4
3Q 2014	70	418,542	$11.38	$12.69	11.5%	$0.48	4.9

	Number of Leases Signed	Total Sq. Ft.	Weighted Avg Term (3)
Total Leases - Same-Space and Non-Comparable
3Q 2015	111	600,240	7.2
2Q 2015	104	738,312	7.8
1Q 2015	109	842,718	6.2
4Q 2014	107	434,619	7.3
3Q 2014	122	595,689	6.6

Note: Prior rent and new rent are presented on a “cash basis,” not on a straight-line basis. Excludes unconsolidated joint venture properties and non-retail properties. Prior quarter spreads are shown as reported and are not adjusted for dispositions.
(1) Prior rent per square foot and new rent per square foot is computed on a weighted average basis by lease.
(2) Amount reflects the impact of tenant concessions and work to be performed by the company prior to delivery of the space to the tenant.
(3) In years.
(4) Rent spreads for new leases reflect same-space leasing where amount of rent paid by prior tenant is available regardless of the amount of time the space has been vacant.
(5) The spread on negotiated renewals, excluding automatic renewal options, was 17.3% for the three months ended September 30, 2015.

EQUITY ONE, INC.
SHOPPING CENTER LEASE EXPIRATION SCHEDULE
As of September 30, 2015 (unaudited)

	ANCHOR TENANTS (SF >= 10,000)				SHOP TENANTS (SF < 10,000)				TOTAL TENANTS
Year	# of leases	Square Feet	% of Total SF	ABR PSF at Expiration	# of leases	Square Feet	% of Total SF	ABR PSF at Expiration	# of leases	Square feet	% of Total SF	ABR PSF at Expiration

M-T-M	1	18,128	0.2%	$6.33	73	152,314	3.7%	$20.13	74	170,442	1.4%	$18.66
2015	1	11,243	0.1%	10.12	28	54,076	1.3%	23.51	29	65,319	0.5%	21.20
2016	27	949,114	11.8%	8.98	227	462,893	11.3%	26.66	254	1,412,007	11.6%	14.78
2017	31	886,102	11.0%	12.46	285	569,977	13.9%	27.46	316	1,456,079	12.0%	18.34
2018	21	601,658	7.5%	12.90	211	503,635	12.3%	27.14	232	1,105,293	9.1%	19.39
2019	32	1,311,615	16.3%	12.30	182	486,198	11.9%	27.44	214	1,797,813	14.8%	16.40
2020	36	1,073,056	13.3%	11.39	171	432,117	10.6%	27.33	207	1,505,173	12.4%	15.97
2021	20	520,730	6.5%	17.90	72	194,925	4.8%	33.01	92	715,655	5.9%	22.02
2022	17	539,797	6.7%	18.88	48	150,952	3.7%	36.57	65	690,749	5.7%	22.74
2023	20	394,922	4.9%	28.66	45	146,227	3.6%	43.13	65	541,149	4.5%	32.57
2024	13	275,676	3.4%	28.06	40	100,794	2.5%	42.47	53	376,470	3.1%	31.92
Thereafter	48	1,441,815	17.9%	19.57	90	328,012	8.0%	40.50	138	1,769,827	14.6%	23.45
Sub-total / Avg.	267	8,023,856	99.6%	15.29	1,472	3,582,120	87.6%	29.86	1,739	11,605,976	95.6%	19.79
Vacant	2	30,879	0.4%	N/A	260	505,159	12.4%	N/A	262	536,038	4.4%	N/A
Total retail excluding developments and redevelopments / Avg.	269	8,054,735	100.0%	N/A	1,732	4,087,279	100.0%	N/A	2,001	12,142,014	100.0%	N/A

Note: The above schedule excludes properties under development/redevelopment, non-retail properties, properties held in unconsolidated joint ventures and future tenant renewal options.

EQUITY ONE, INC.
ANNUAL BASE RENT OF OPERATING PROPERTIES BY STATE
As of September 30, 2015 (unaudited)

	Total Retail Portfolio Excluding Developments and Redevelopments			Developments and Redevelopments			Total Retail Portfolio Including Developments and Redevelopments
State	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	% of Annual Base Rent
South Florida	36	4,561,085	$70,601,533	5	493,576	$7,347,416	41	5,054,661	$77,948,949	29.2%
North Florida	15	1,601,246	20,390,808	4	748,844	10,294,239	19	2,350,090	30,685,047	11.5%
Total Florida	51	6,162,331	90,992,341	9	1,242,420	17,641,655	60	7,404,751	108,633,996	40.7%
California	9	1,248,774	31,742,335	2	1,358,684	25,665,362	11	2,607,458	57,407,697	21.5%
New York	6	888,596	33,258,099	2	205,574	8,668,160	8	1,094,170	41,926,259	15.7%
Connecticut	8	986,166	19,882,809	—	—	—	8	986,166	19,882,809	7.5%
Georgia	9	983,364	15,098,763	—	—	—	9	983,364	15,098,763	5.7%
Louisiana	7	883,394	8,565,838	—	—	—	7	883,394	8,565,838	3.2%
Massachusetts	5	338,848	8,215,103	1	62,656	54,450	6	401,504	8,269,553	3.1%
Maryland	1	214,030	3,881,282	—	—	—	1	214,030	3,881,282	1.5%
North Carolina	3	436,511	2,846,040	—	—	—	3	436,511	2,846,040	1.1%

Total Retail Portfolio	99	12,142,014	$214,482,610	14	2,869,334	$52,029,627	113	15,011,348	$266,512,237	100.0%

Note: The above schedule excludes non-retail properties and properties held in unconsolidated joint ventures.

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
FLORIDA
SOUTH FLORIDA
Aventura Square	Aventura	1991	143,250	100.0%	10	—				Babies R Us / Jewelry Exchange / Old Navy / Bed, Bath & Beyond / DSW	$27.73
Bird 107 Plaza (3)	Miami	1962 / 1990	46,571	100.0%	10	—				Walgreens	$15.70
Bird Ludlum	Miami	1988 / 1998	191,993	95.6%	44	6	44,400	Winn-Dixie	12/30/2017	CVS Pharmacy / Goodwill	$21.31
Bluffs Square	Jupiter	1986	123,917	89.1%	25	6	39,795	Publix	10/22/2016	Walgreens	$13.36
Chapel Trail	Pembroke Pines	2007	56,378	100.0%	4	—				LA Fitness	$23.83
Concord Shopping Plaza (3)	Miami	1962 / 1992 / 1993	302,142	100.0%	22	1	78,000	Winn-Dixie	9/30/2019	Home Depot / Big Lots / Dollar Tree / Youfit Health Clubs	$11.94
Coral Reef Shopping Center	Palmetto Bay	1968 / 1990	74,680	89.6%	13	4	25,203	Aldi	8/31/2025	Walgreens	$28.41
Crossroads Square	Pembroke Pines	1973	81,587	98.0%	22	1				CVS Pharmacy / Goodwill / Party City	$19.28
Greenwood	Palm Springs	1982 / 1994	133,438	90.1%	27	7	50,032	Publix	12/5/2019	Beall’s Outlet	$14.70
Hammocks Town Center	Miami	1987 / 1993	183,834	99.6%	37	1	39,795	Publix	6/24/2017	Metro Dade Library / CVS Pharmacy / Youfit Health Clubs / Goodwill	$15.58
Homestead McDonald's (3)	Homestead	2014	4,580	100.0%	1	—					$21.83
Jonathan’s Landing	Jupiter	1997	26,820	100.0%	11	—					$22.39
Lago Mar	Miami	1995	82,613	97.3%	17	1	42,323	Publix	9/13/2020	Youfit Health Clubs	$14.38
Lantana Village	Lantana	1976 / 1999	181,780	97.4%	22	3	39,473	Winn-Dixie	2/15/2016	Kmart / Rite Aid* (Family Dollar)	$7.83
Magnolia Shoppes	Fort Lauderdale	1998	114,118	94.5%	14	3				Regal Cinemas / Deal$	$12.48
Pavilion	Naples	1982 / 2001 / 2011	167,745	86.0%	30	11				Paragon Theaters / LA Fitness / Paradise Wine	$17.96
Pine Island	Davie	1999	255,818	90.8%	36	8	39,943	Publix	11/30/2018	Burlington Coat Factory / Staples / Youfit Health Clubs	$13.92
Pine Ridge	Coral Springs	1986 / 1998 / 2013	117,744	98.3%	23	1	17,441	The Fresh Market	7/31/2019	Ulta Beauty / Bed, Bath & Beyond / Marshalls	$16.63
Point Royale	Miami	1970 / 2000	181,381	89.0%	21	6	45,350	Winn-Dixie	2/15/2020	Best Buy / Pasteur Medical	$12.21
Prosperity Centre	Palm Beach Gardens	1993	123,614	100.0%	11	—				Office Depot / CVS Pharmacy / Bed Bath & Beyond / TJ Maxx	$21.13

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
Ridge Plaza	Davie	1984 / 1999	155,204	96.8%	19	4				Paragon Theaters / Kabooms / United Collection / Round Up / Goodwill	$13.05
Salerno Village	Stuart	1987	4,800	100.0%	1	—					$14.38
Sawgrass Promenade	Deerfield Beach	1982 / 1998	107,092	89.8%	20	5	36,464	Publix	12/15/2019	Walgreens / Dollar Tree	$11.70
Sheridan Plaza	Hollywood	1973 / 1991	508,455	97.4%	56	7	65,537	Publix	10/9/2016	Ross / Bed Bath & Beyond / LA Fitness / Sunrise Medical Group/ Pet Supplies Plus / Office Depot / Kohl's	$16.11
Shoppes of Oakbrook	Palm Beach Gardens	1974 / 2000 / 2003	200,448	97.3%	25	4	44,400	Publix	11/30/2020	CVS Pharmacy / Duffy's / Homegoods* (Tuesday Morning) / Bassett Furniture / Stein Mart	$15.40
Shoppes of Silverlakes	Pembroke Pines	1995 / 1997	126,789	94.8%	33	4	47,814	Publix	6/14/2020	Goodwill	$17.63
Shoppes of Sunset (3)	Miami	1979 / 2009	21,784	78.7%	12	2					$23.83
Shoppes of Sunset II (3)	Miami	1980 / 2009	27,676	68.4%	13	4					$19.46
Shops at Skylake	North Miami Beach	1999 / 2005 / 2006	287,168	97.1%	47	3	51,420	Publix	7/31/2019	TJ Maxx / LA Fitness / Goodwill	$20.34
Shops at St. Lucie	Port St. Lucie	2006	27,363	89.1%	9	2					$20.79
Tamarac Town Square	Tamarac	1987	124,585	84.5%	28	11	37,764	Publix	12/15/2019	Dollar Tree / Pivot Education	$12.41
Waterstone	Homestead	2005	61,000	100.0%	9	—	45,600	Publix	7/31/2025		$15.46
West Bird	Miami	1977 / 2000	99,864	94.5%	26	2	37,949	Publix	8/31/2020	CVS Pharmacy	$15.97
West Lake Plaza	Miami	1984 / 2000	100,747	100.0%	27	—	46,216	Winn-Dixie	5/22/2016	CVS Pharmacy	$15.87
Westport Plaza	Davie	2002	49,533	96.6%	9	1	27,887	Publix	11/30/2022		$18.39
Young Circle	Hollywood	1962 / 1997	64,574	95.5%	8	1	23,124	Publix	11/30/2016	Walgreens	$15.69
TOTAL SHOPPING CENTERS SOUTH FLORIDA (36)			4,561,085	95.2%	742	109	925,930				$16.27

NORTH FLORIDA
Alafaya Village	Orlando	1986	38,118	62.4%	10	6					$21.87
Atlantic Village	Atlantic Beach	1984 / 1996 / 2014	104,687	96.0%	26	2				LA Fitness / Jo-Ann Fabric and Craft Stores	$15.52
Beauclerc Village	Jacksonville	1962 / 1988	68,846	88.5%	6	5				Big Lots / Ace Hardware / Save-A-Lot	$9.33
Charlotte Square	Port Charlotte	1980	86,426	67.8%	12	12				Walmart	$8.85
Ft. Caroline	Jacksonville	1985 / 1995	77,481	100.0%	7	—	45,500	Winn-Dixie	5/31/2020	Citi Trends / Planet Fitness	$7.30
Glengary Shoppes	Sarasota	1995	92,844	90.6%	5	1				Best Buy / Barnes & Noble	$20.93

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
Mandarin Landing	Jacksonville	1976	139,580	93.6%	25	4	50,000	Whole Foods	12/31/2023	Office Depot / Aveda Institute	$16.85
Old Kings Commons	Palm Coast	1988	84,759	99.0%	15	1				Planet Fitness/ Staples / Beall's Outlet	$9.93
Ryanwood	Vero Beach	1987	114,925	90.4%	25	7	39,795	Publix	3/23/2017	Beall's Outlet / Books-A-Million	$10.53
South Beach	Jacksonville Beach	1990 / 1991	307,832	98.2%	37	5	12,517	Trader Joe's	1/31/2025	Bed Bath & Beyond / Ross / Stein Mart / Home Depot / Staples	$14.05
South Point Center	Vero Beach	2003	64,790	92.4%	11	4	44,840	Publix	11/30/2023		$16.17
Sunlake	Tampa	2008	97,871	93.1%	21	5	47,000	Publix	12/31/2028		$19.74
Town & Country	Kissimmee	1993	75,181	97.9%	13	1	52,883	Albertsons* (Ross Dress For Less)	10/31/2018		$9.21
Treasure Coast	Vero Beach	1983	133,779	98.2%	22	2	61,450	Publix	7/31/2026	TJ Maxx	$13.65
Unigold Shopping Center	Winter Park	1987	114,127	92.3%	18	6	52,500	Winn-Dixie	4/30/2017	Youfit Health Clubs	$12.21
TOTAL SHOPPING CENTERS NORTH FLORIDA (15)			1,601,246	92.9%	253	61	406,485				$13.71

TOTAL SHOPPING CENTERS FLORIDA (51)			6,162,331	94.6%	995	170	1,332,415				$15.61

CALIFORNIA
Circle Center West	Long Beach	1989	64,364	97.8%	15	1				Marshalls	$21.70
Culver Center	Culver City	1950 / 2000	216,646	97.1%	31	2	36,578	Ralph’s	10/31/2020	LA Fitness / Sit N Sleep / Tuesday Morning / Best Buy	$29.50
Marketplace Shopping Center	Davis	1990	111,156	98.0%	22	1	35,018	Safeway	7/31/2019	Petco / CVS Pharmacy	$23.70
Plaza Escuela	Walnut Creek	2002	153,565	100.0%	23	—				Yoga Works / The Container Store / Cheesecake Factory / Forever 21 / Uniqlo / Sports Authority	$43.85
Pleasanton Plaza	Pleasanton	1981	163,469	92.6%	18	5				JC Penney / Cost Plus World Market / Design's School of Cosmetology / Office Max	$13.80
Potrero	San Francisco	1968 / 1997	226,642	99.8%	25	2	59,566	Safeway	9/30/2020	24 Hour Fitness / Party City / Petco / Office Depot / Ross	$31.13
Ralph's Circle Center	Long Beach	1983	59,837	97.6%	12	1	35,022	Ralph’s	11/30/2025		$17.59

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
Talega Village Center (2)	San Clemente	2007	102,273	100.0%	26	—	46,000	Ralph's	12/31/2027		$20.29
Von’s Circle Center	Long Beach	1972	150,822	98.4%	23	1	51,855	Von’s	7/31/2022	Rite Aid / Ross	$17.65
TOTAL SHOPPING CENTERS CALIFORNIA (9)			1,248,774	97.9%	195	13	264,039				$25.97

NEW YORK
1175 Third Avenue	Manhattan	1995	25,350	100.0%	1	—	25,350	Food Emporium	4/30/2023		$106.86
90-30 Metropolitan	Queens	2007	59,815	100.0%	5	—	12,898	Trader Joe's	1/31/2023	Staples / Michael’s	$30.03
1225-1239 Second Avenue	Manhattan	1964 / 1987	18,474	99.7%	5	—				CVS Pharmacy	$107.12
Clocktower Plaza	Queens	1985 / 1995	78,820	100.0%	8	—	62,668	Pathmark	11/30/2030		$45.15
The Gallery at Westbury Plaza	Westbury	2013	311,686	98.3%	31	2	13,004	Trader Joe's	8/31/2022	The Container Store / Famous Footwear / HomeGoods / Nordstrom Rack / Bloomingdale's / GapOutlet / Saks Fifth Avenue / S.A. Elite / Old Navy	$45.98
Westbury Plaza	Westbury	1993 / 2004	394,451	100.0%	12	—				Olive Garden / Costco / Marshalls / Sports Authority/ Walmart/ Thomasville Furniture	$23.16
TOTAL SHOPPING CENTERS NEW YORK (6)			888,596	99.4%	62	2	113,920				$37.66

CONNECTICUT
Brookside Plaza	Enfield	1985 / 2006	216,480	100.0%	26	—	59,648	Wakefern Food	8/31/2020	Bed Bath & Beyond / Walgreens / Staples / PetSmart	$14.49
Compo Acres	Westport	1960 / 2011	42,754	93.2%	14	1	11,731	Trader Joe’s	2/28/2022		$49.63
Copps Hill	Ridgefield	1979 / 2002	184,528	100.0%	9	—	59,015	Stop & Shop	12/31/2024	Kohl's / Rite Aid	$13.89
Darinor Plaza	Norwalk	1978	153,135	100.0%	14	—				Kohl's / Old Navy / Party City	$18.06
Danbury Green	Danbury	1985 / 2006	124,095	100.0%	11	—	11,850	Trader Joe’s	1/31/2023	Rite Aid / Annie Sez / Staples / DSW / Danbury Hilton Garden Inn	$22.23
Post Road Plaza	Darien	1978	20,005	98.5%	3	1	11,056	Trader Joe's	1/31/2026		$51.35
Southbury Green	Southbury	1979 / 2002	156,128	94.7%	21	4	60,113	ShopRite	7/31/2022	Staples	$21.99
The Village Center	Westport	1969-1973 / 2009-2010	89,041	77.5%	19	8	22,052	The Fresh Market	10/31/2024		$35.02
TOTAL SHOPPING CENTERS CONNECTICUT (8)			986,166	96.8%	117	14	235,465				$20.83

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
GEORGIA
BridgeMill	Canton	2000	89,102	89.0%	23	6	37,888	Publix	1/31/2020		$16.60
Buckhead Station	Atlanta	1996	233,511	92.2%	14	1				Bed Bath & Beyond / TJ Maxx / Old Navy / Saks Off Fifth / DSW / Ulta Beauty / Nordstrom Rack	$23.24
Chastain Square	Atlanta	1981 / 2001	91,637	98.7%	24	2	37,366	Publix	5/31/2024		$19.78
Hairston Center	Decatur	2000	13,000	61.5%	4	4					$12.36
Hampton Oaks	Fairburn	2009	20,842	53.8%	5	6					$11.44
McAlpin Square	Savannah	1979	173,952	98.6%	24	1	43,600	Kroger	8/31/2020	Big Lots / Savannah-Skidaway / Goodwill	$9.00
Piedmont Peachtree Crossing	Atlanta	1978 / 1998	152,239	98.4%	27	1	55,520	Kroger	5/31/2020	Cost Plus World Market / Binders Art Supplies	$20.05
Wesley Chapel	Decatur	1989	164,153	90.4%	20	9	32,000	Little Giant	6/30/2019	Deal$ / Planet Fitness / Piedmont Tech	$8.65
Williamsburg at Dunwoody	Dunwoody	1983	44,928	92.6%	25	2					$22.49
TOTAL SHOPPING CENTERS GEORGIA (9)			983,364	93.1%	166	32	206,374				$16.49

LOUISIANA
Ambassador Row	Lafayette	1980 / 1991	194,678	93.5%	26	1				Big Lots / Chuck E Cheese / Planet Fitness / Jo-Ann Fabric and Craft Stores / Northern Tool + Equipment	$11.23
Ambassador Row Courtyard	Lafayette	1986 / 1991 / 2005	149,782	91.6%	18	5				Bed Bath & Beyond / Marshall's / Hancock Fabrics / Tuesday Morning / Cost Plus World Market	$10.65
Bluebonnet Village	Baton Rouge	1983	101,585	98.2%	22	4	33,387	Matherne’s	11/30/2020	Office Depot	$12.60
Elmwood Oaks	Harahan	1989	130,284	100.0%	10	—				Academy Sports / Dollar Tree / Tuesday Morning	$10.16
Plaza Acadienne	Eunice	1980	59,419	93.6%	5	2	28,092	Super 1 Store	6/30/2020	Fred's Store	$4.26
Sherwood South	Baton Rouge	1972 / 1988 / 1992	77,230	100.0%	7	—				Burke's Outlet / Harbor Freight Tools / Fred's Store / Ideal Market	$6.43
Siegen Village	Baton Rouge	1988	170,416	97.2%	18	2				Office Depot / Big Lots / Dollar Tree / Planet Fitness / Party City	$10.54
TOTAL SHOPPING CENTERS LOUISIANA (7)			883,394	96.0%	106	14	61,479				$10.10

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
MASSACHUSETTS
Cambridge Star Market	Cambridge	1953 / 1997	66,108	100.0%	1	—	66,108	Star Market	1/2/2026		$30.25
Plymouth Shaw’s Supermarket	Plymouth	1993	59,726	100.0%	1	—	59,726	Shaw's	1/1/2026		$19.99
Quincy Star Market	Quincy	1965 / 1995	100,741	100.0%	1	—	100,741	Star Market	1/2/2021		$19.53
Swampscott Whole Foods	Swampscott	1967 / 2005	35,907	100.0%	1	—	35,907	Whole Foods	1/1/2026		$24.95
Star's at West Roxbury	West Roxbury	1973 / 1995 / 2006	76,366	96.7%	11	2	54,928	Star Market	1/2/2021		$29.23
TOTAL SHOPPING CENTERS MASSACHUSETTS (5)			338,848	99.2%	15	2	317,410				$24.43

MARYLAND
Westwood Complex (5)	Bethesda	1958-1960 / 1990 / 2001	214,030	92.0%	37	8	55,000	Giant Foods	11/30/2019	Bowlmor Lanes / CITGO	$19.53
TOTAL SHOPPING CENTERS MARYLAND (1)			214,030	92.0%	37	8	55,000				$19.53

NORTH CAROLINA
Centre Pointe Plaza	Smithfield	1989	159,259	97.6%	21	2				Belk’s / Dollar Tree / Aaron Rents / Burke’s Outlet Stores	$6.41
Riverview Shopping Center	Durham	1973 / 1995	128,498	93.4%	13	3	53,538	Kroger	12/31/2019	Upchurch Drugs / Riverview Galleries	$8.70
Thomasville Commons	Thomasville	1991	148,754	96.7%	12	2	32,000	Ingles	9/30/2017	Kmart	$5.59
TOTAL SHOPPING CENTERS NORTH CAROLINA (3)			436,511	96.1%	46	7	85,538				$6.79

TOTAL RETAIL PORTFOLIO EXCLUDING DEVELOPMENTS AND REDEVELOPMENTS (99)			12,142,014	95.6%	1,739	262	2,671,640				$18.48

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
DEVELOPMENTS AND REDEVELOPMENTS (3)
101 7th Avenue	Manhattan, NY	1930 / 2014	56,870	100.0%	1	—				Barneys New York	$79.13
Alafaya Commons	Orlando, FL	1986 / 2015	130,811	88.7%	16	7				Academy Sports / Youfit Health Clubs	$14.31
Boca Village Square	Boca Raton, FL	1978 / 2014	92,118	98.2%	19	1	36,000	Publix	3/30/2017	CVS Pharmacy	$20.38
Boynton Plaza	Boynton Beach, FL	1978 / 1999 / 2015	105,345	91.0%	14	5	53,785	Publix	3/31/2035	CVS Pharmacy	$18.04
Broadway Plaza	Bronx, NY	2015	148,704	78.2%	9	6	18,110	Aldi	9/30/2024	TJ Maxx / Sports Authority / Blink Fitness	$37.08
Cashmere Corners	Port St. Lucie, FL	2001	85,708	77.9%	14	3				Walmart	$12.45
Countryside Shops	Cooper City, FL	1986 / 1988 / 1991 / 2015	200,405	98.0%	41	3	39,795	Publix	5/31/2037	Stein Mart	$14.98
El Novillo	Miami Beach, FL	1970 / 2000 / 2015	10,000	—%	—	1					$—
Kirkman Shoppes	Orlando, FL	1973 / 2015	114,635	96.8%	23	2				LA Fitness / Walgreens	$21.93
Lake Mary Centre	Lake Mary, FL	1988 / 2001 / 2015	356,925	94.5%	57	10	24,741	The Fresh Market	5/31/2024	Ross / LA Fitness / Office Depot / Academy Sports	$14.69
Medford	Medford, MA	1995	62,656	3.7%	1	1					$23.67
Pablo Plaza	Jacksonville, FL	1974 / 1998 / 2001 / 2008 / 2015	146,473	84.3%	20	11	34,400	Publix* (Office Depot)	11/30/2018	Marshalls / HomeGoods /PetSmart	$10.12
Serramonte Shopping Center	Daly City, CA	1968 /2015	858,812	96.8%	90	11				Macy's / JC Penney / Target / Daiso / Crunch Gym / H&M / Forever 21 / Uniqlo / Dick's Sporting Goods	$27.58
Serramonte Shopping Center - Expansion Project	Daly City, CA	2015	247,055	53.7%	5	—				Buy Buy Baby / Cost Plus World Market / Dave & Busters / Daiso / Nordstrom Rack	$28.54
Willows Shopping Center	Concord, CA	2015	252,817	90.0%	24	7				Claim Jumper Restaurants / UFC Gym / REI / The Jungle Fun / Old Navy / Ulta Beauty / Pier 1 Imports / Cost Plus World Market	$26.52
TOTAL DEVELOPMENTS AND REDEVELOPMENTS (14) (3)			2,869,334	87.1%	334	68	206,831				$23.19	(6)

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF

TOTAL RETAIL PORTFOLIO INCLUDING DEVELOPMENTS AND REDEVELOPMENTS (113)			15,011,348	94.0%	2,073	330	2,878,471				$19.24	(6)

NON-RETAIL PROPERTIES (3)
200 Potrero	San Francisco, CA	1928	30,500	55.1%	1	1				Golden Bear Sportswear
Banco Popular Office Building	Miami, FL	1971	32,737	69.7%	11	8
Westport Office	Westport, CT	1984	4,000	50.0%	6	3
Westwood - Manor Care	Bethesda, MD	1976	41,123	—%	—	1
Westwood Towers	Bethesda, MD	1968 / 1997	211,020	100.0%	2	—				Housing Opportunities

TOTAL NON-RETAIL PROPERTIES (5) (3)			319,380	92.4%	20	13

TOTAL EXCLUDING LAND (118)			15,330,728	93.9%	2,093	343	2,878,471

LAND (6) (3)(4)

TOTAL CONSOLIDATED - 124 Properties

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

Footnotes for Property Status Report

Note: Total square footage does not include shadow anchor square footage that is not owned by Equity One but does include square footage for ground leases. Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
* Indicates a tenant which continues to pay rent, but has closed its store and ceased operations. The subtenant, if any, is shown in (  ).

(1)	Expiration date of the current lease term, excluding any renewal options.

(2)	Not included in the NOI same-property pool for the nine months ended September 30, 2015.

(3)
Not included in the NOI same-property pool for the three and nine months ended September 30, 2015. The NOI same-property pool including redevelopments includes: 101 7th Avenue, Alafaya Commons, Boca Village Square, Boynton Plaza, Cashmere Corners, Countryside Shops, El Novillo, Kirkman Shoppes, Lake Mary Centre, Medford, Pablo Plaza, Willows Shopping Center, Serramonte Shopping Center and Serramonte Shopping Center - Expansion Project.

(4)	The total carrying value of land as of September 30, 2015 is $25.1 million.

(5)
Westwood Complex is comprised of five separate properties that are being added to the same-property pool based on their respective acquisition dates. Westwood Shopping Center and Westwood Center II are included in the same-property pool for the three months ended September 30, 2015, but are not included for the nine months ended September 30, 2015. Bowlmor Lanes, 5471 Citgo, and 5335 Citgo are included in the same-property pool for the three and nine months ended September 30, 2015.

(6)
ABR per leased SF for total development and redevelopment properties and total retail portfolio including developments and redevelopments is adjusted for certain anchor tenants at Serramonte Shopping Center that pay percentage rent in lieu of minimum rent.

EQUITY ONE, INC.
REAL ESTATE ACQUISITIONS AND DISPOSITIONS
For the nine months ended September 30, 2015 (unaudited)
(in thousands, except for acreage/square footage)

2015 Acquisition Activity
Date Purchased	Property Name	City	State	Square Feet/Acres		Purchase Price	Mortgage Assumed
August 27, 2015	Bird 107 Plaza	Miami	FL	46,571		$11,800	$—
July 23, 2015	El Novillo - land parcel	Miami Beach	FL	0.49	(1)	600	—
June 10, 2015	Concord Shopping Plaza (2)	Miami	FL	314,327		62,200	27,750
June 10, 2015	Shoppes of Sunset I (2)	Miami	FL	21,784		5,550	—
June 10, 2015	Shoppes of Sunset II (2)	Miami	FL	27,676		4,250	—
January 9, 2015	Pablo Plaza Outparcel	Jacksonville	FL	0.18	(1)	750	—
Total Purchased						$85,150	$27,750

2015 Disposition Activity
Date Sold	Property Name	City	State	Square Feet	Gross Sales Price
Income producing property sold
July 23, 2015	Webster Plaza	Webster	MA	201,425	$7,975
March 26, 2015	Park Promenade	Orlando	FL	128,848	4,800
Total Sold				330,273	$12,775

Note: The above schedules reflect only acquisition and disposition activity related to consolidated properties.

(1) In acres.
(2) Properties were acquired in connection with the redemption of the company's interest in the GRI JV.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
As of September 30, 2015 (unaudited)
(in thousands, except square footage data)

Project	Location	Project GLA (1)	Total GLA (2)	Anchors	Target Stabilization Date (3)	Estimated Gross Cost (4)	Estimated Net Cost (5)	Incurred as of 9/30/15		Balance to Complete / (Reimburse-ments)	% Placed in Service (6)
Active Developments
Broadway Plaza	Bronx, NY	148,704	148,704	TJ Maxx / Sports Authority / Aldi / Blink Fitness	2016	$73,762	$73,762	$68,902		$4,860	74%
Subtotal		148,704	148,704			73,762	73,762	68,902		4,860	74%
Active Redevelopments
101 7th Avenue	Manhattan, NY	56,870	56,870	Barneys New York	2016	12,453	12,453	9,294		3,159	—
Cashmere Corners	Port St. Lucie, FL	55,740	85,708	Walmart	2016	1,587	1,587	524		1,063	—
Countryside Shops	Cooper City, FL	84,520	200,405	Publix	2017	16,395	16,395	326		16,069	—
El Novillo	Miami Beach, FL	10,000	10,000	TBD	TBD	TBD	TBD	633		TBD	—
Lake Mary Centre	Lake Mary, FL	167,764	356,925	Ross / The Fresh Market / Academy Sports / Hobby Lobby	2016 (7)	17,013	17,013	10,976		6,037	67%
Medford	Medford, MA	TBD	62,656	TBD	TBD	TBD	TBD	24		TBD	—
Pablo Plaza	Jacksonville, FL	92,676	146,473	Whole Foods / PetSmart	2020	18,016	18,016	924		17,092	—
Serramonte Shopping Center - Expansion Project	Daly City, CA	247,055	1,105,867	Buy Buy Baby / Cost Plus World Market / Dave & Buster's / Daiso / Nordstrom Rack	2017	109,137	109,137	2,569		106,568	—
Subtotal		714,625	2,024,904			174,601	174,601	25,270		149,988	15%
Total Active Developments and Redevelopments (9)		863,329	2,173,608			248,363	248,363	94,172		154,848	24%
Developments and Redevelopments Pending Twelve Month Stabilization
Alafaya Commons	Orlando, FL	66,955	130,811	Academy Sports	2015	7,502	7,502	6,409		1,093	100%
Boca Village Square	Boca Raton, FL	42,012	92,118	CVS Pharmacy	2014	11,161	10,911	10,735		426	100%
Boynton Plaza	Boynton Beach, FL	53,785	105,345	Publix	2015	8,818	8,318	8,908		(90)	100%
Kirkman Shoppes	Orlando, FL	57,510	114,635	L.A. Fitness / Walgreens	2015	13,094	13,094	12,146		948	100%
Willows Shopping Center	Concord, CA	48,621	252,817	Ulta Beauty / Lazy Dog / Old Navy / UFC Gym	2015	13,460	13,460	11,198		2,262	75%
Total		268,883	695,726			54,035	53,285	49,396		4,639	95%
Total Development and Redevelopment Activity (9)						$302,398	$301,648	$143,568	(8)	$159,487	40%

(1)	Project GLA is subject to change based upon build-to-suit requests and other tenant driven changes.

(2)	Total GLA represents all GLA for the corresponding property and, for redevelopments, includes portions of the center not subject to redevelopment.

(3)
Target stabilization date reflects the date that construction is expected to be substantially complete and the anchors commence rent. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property pool, which is normally one year from rent commencement.

(4)	For developments, includes actual cost of land.

(5)	After sales of outparcels and construction cost reimbursements.

(6)	Percentage placed in service represents the percentage of project GLA for which the applicable tenants have commenced revenue recognition under GAAP.

(7)
Stabilization date is based on the expected commencement of cash rent for Hobby Lobby as part of the third phase of the redevelopment. The first phase, comprised of adding Ross and Fresh Market, which represents 50,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2014. The second phase, comprised of adding Academy Sports, which represents 63,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2015.

(8)	Includes an aggregate of $7.8 million in costs incurred but not yet funded as of September 30, 2015.

(9)	3Q 2015 total cash NOI for all active developments and redevelopments was $7.6 million and for all developments and redevelopments including those pending stabilization was $10.3 million.

EQUITY ONE, INC.
TACTICAL CAPITAL IMPROVEMENTS
As of September 30, 2015 (unaudited)
(in thousands)

Project	Location	Project Description	Target Stabilization Date (1)	Estimated Gross Cost	Incurred as of 9/30/15	Balance to Complete (Gross Cost)
Capital Expenditure Projects over $1,000
Ambassador Row Courtyards	Lafayette, LA	Retenanting	2016	$7,184	$3,849	$3,335
South Beach Regional	Jacksonville Beach, FL	Retenanting and Façade Renovation	2015	6,026	5,407	619
Pavilion	Naples, FL	Façade Renovation	2015	5,536	1,264	4,272
Compo Acres Shopping Center	Westport, CT	Façade Renovation	2015	5,330	5,304	26
Brookside Plaza	Enfield, CT	Retenanting	2016	3,899	78	3,821
Darinor Plaza	Norwalk, CT	Outparcel Addition	2015	2,983	1,380	1,604
Point Royale Shopping Center	Miami, FL	Outparcel Addition	2015	2,736	2,224	512
Willows Shopping Center (2)	Concord, CA	Retenanting	2016	2,074	—	2,074
Plaza at St. Lucie West	Port St. Lucie, FL	Retenanting	2016	1,336	163	1,173
Post Road Plaza	Darien, CT	Façade Renovation	2016	1,466	183	1,283
Bird Ludlam	Miami, FL	Outparcel Addition	2015	1,264	1,215	49
Alafaya Commons (2)	Orlando, FL	Retenanting	2015	1,794	992	802
Total Other Capital Investment into Real Estate				$41,628	$22,059	$19,570

(1) Target stabilization date reflects the date that construction is expected to be substantially complete and, if applicable, the tenants commence rent.
(2) Property is presently under redevelopment. Project represents incremental capital expenditures which are outside the scope of the original redevelopment plans.

EQUITY ONE, INC.
DEBT SUMMARY
As of September 30, 2015 and December 31, 2014 and 2013 (unaudited)
(in thousands)

	September 30, 2015	December 31, 2014	December 31, 2013
Fixed rate debt	$904,300	$1,042,914	$1,161,291
Variable rate debt - swapped to fixed rate	250,000	250,000	250,000
Variable rate debt - unhedged	121,750	37,000	91,000
Total debt	$1,276,050	$1,329,914	$1,502,291

% Fixed rate debt	70.9%	78.4%	77.3%
% Variable rate debt - swapped to fixed rate	19.6%	18.8%	16.6%
% Variable rate debt - unhedged	9.5%	2.8%	6.1%
Total	100.0%	100.0%	100.0%

Secured mortgage debt	$308,419	$311,778	$430,155
Unsecured debt	967,631	1,018,136	1,072,136
Total debt	$1,276,050	$1,329,914	$1,502,291

% Secured mortgage debt	24.2%	23.4%	28.6%
% Unsecured debt	75.8%	76.6%	71.4%
Total	100.0%	100.0%	100.0%

Total market capitalization (from page 19)	$4,698,938	$4,778,523	$4,428,129

% Secured mortgage debt	6.6%	6.5%	9.7%
% Unsecured debt	20.6%	21.3%	24.2%
Total debt : Total market capitalization	27.2%	27.8%	33.9%

Weighted average interest rate on secured mortgage debt (1)	5.63%	6.03%	5.99%
Weighted average interest rate on unsecured senior notes (1)	4.96%	5.02%	5.02%
Interest rate on term loan	2.62%	2.62%	3.17%
Weighted average interest rate on total debt (1) (2)	4.64%	4.80%	4.99%
Weighted average interest rate on revolving credit facilities (1)	1.20%	1.22%	1.30%

Weighted average maturity on secured mortgage debt	3.6 years	4.4 years	4.3 years
Weighted average maturity on unsecured senior notes	4.2 years	4.3 years	5.3 years
Maturity on term loan	3.4 years	4.1 years	5.1 years
Weighted average maturity on total debt (2)	3.9 years	4.3 years	5.0 years

Note: All amounts and calculations exclude unamortized / unaccreted premium / (discount) on mortgages and senior notes and include secured mortgage debt related to properties held for sale.

(1)	Weighted average interest rates are calculated based on balances outstanding at the respective dates.

(2)	Weighted average maturity on total debt and weighted average interest rate on total debt excludes amounts drawn under the revolving credit facility, which expires on December 31, 2018.

EQUITY ONE, INC.
DEBT MATURITY SCHEDULE
As of September 30, 2015 (unaudited)
(in thousands)

	Secured Debt		Unsecured Debt			Premium/(Discount) Scheduled Amortization	Total	Weighted Average Interest Rate at Maturity		Percent of Debt Maturing
Year	Scheduled Amortization	Balloon Payments	Revolving Credit Facilities	Senior Notes	Term Loan

2015	$1,691	$—	$—	$—	$—	$258	$1,949	—		0.2%
2016	6,608	68,499	—	105,230	—	765	181,102	6.0%		14.1%
2017	6,567	64,000	—	218,401	—	552	289,520	6.0%		22.7%
2018	6,766	82,503	94,000	—	—	183	183,452	4.7%	(1)	14.4%
2019	5,541	18,330	—	—	250,000	37	273,908	2.9%		21.4%
2020	5,470	—	—	—	—	(99)	5,371	—		0.4%
2021	5,397	12,561	—	—	—	(139)	17,819	5.9%		1.4%
2022	5,136	—	—	300,000	—	(150)	304,986	3.8%		23.9%
2023	5,345	1,221	—	—	—	(19)	6,547	7.5%		0.5%
Thereafter	12,784	—	—	—	—	(51)	12,733	—		1.0%
Total	$61,305	$247,114	$94,000	$623,631	$250,000	$1,337	$1,277,387	4.6%	(1)	100.0%

(1) Excludes the revolving credit facility. Including the amounts drawn under the revolving credit facility, the weighted average interest rate would be 2.8% for 2018 and 4.3% in total.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
As of September 30, 2015 and December 31, 2014 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		September 30, 2015	December 31, 2014	Percent of Overall Debt Maturing
Mortgage Debt
Pleasanton Plaza	06/01/2015	5.316%		$—	$19,634	—
Webster Plaza (1)	08/15/2024	8.070%		—	6,568	—
Danbury Green (2)	01/05/2016	5.850%		24,700	24,700	1.9%
1225-1239 Second Avenue	06/01/2016	6.325%		16,078	16,245	1.2%
Glengary Shoppes	06/11/2016	5.750%		15,295	15,521	1.2%
Magnolia Shoppes	07/11/2016	6.160%		13,083	13,292	1.0%
Culver Center	05/06/2017	5.580%		64,000	64,000	5.0%
Concord Shopping Plaza (3)	06/28/2018	1-month LIBOR + 1.35%		27,750	—	2.2%
Sheridan Plaza	10/10/2018	6.250%		58,617	59,449	4.6%
1175 Third Avenue	05/01/2019	7.000%		6,310	6,512	0.5%
The Village Center	06/01/2019	6.250%		14,931	15,234	1.1%
BridgeMill	05/05/2021	7.940%		6,560	6,846	0.5%
Talega Village Center (4)	10/01/2021	5.010%		10,866	11,080	0.9%
Westport Plaza	08/01/2023	7.490%		3,390	3,537	0.3%
Aventura Square / Oakbrook Square / Treasure Coast Plaza	02/28/2024	6.500%		21,228	22,599	1.7%
Von's Circle Center	10/10/2028	5.200%		9,494	9,867	0.7%
Copps Hill	01/01/2029	6.060%		16,117	16,694	1.3%

Total mortgage debt (15 loans outstanding)	3.62 years	5.63%	(5)	$308,419	$311,778	24.1%
Unamortized/unaccreted premium/(discount)				2,451	4,500	0.2%
Total mortgage debt (including unamortized/unaccreted premium/(discount))				$310,870	$316,278	24.3%
See footnotes on following page.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
As of September 30, 2015 and December 31, 2014 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		September 30, 2015	December 31, 2014	Percent of Overall Debt Maturing

Unsecured senior notes payable
5.375% senior notes (6)	10/15/2015	5.375%		$—	$107,505	—
6.00% senior notes (7)	09/15/2016	6.000%		105,230	105,230	8.2%
6.25% senior notes	01/15/2017	6.250%		101,403	101,403	7.9%
6.00% senior notes	09/15/2017	6.000%		116,998	116,998	9.2%
3.75% senior notes	11/15/2022	3.750%		300,000	300,000	23.5%
Total unsecured senior notes payable	4.17 years	4.96%	(5)	$623,631	$731,136	48.8%
Unamortized/unaccreted premium/(discount)				(1,114)	(1,373)	(0.1%)
Total unsecured senior notes payable (including unamortized/unaccreted premium/(discount))				$622,517	$729,763	48.7%

Term Loan
$250MM - Term Loan (8)	02/13/2019	2.618%	(9)	$250,000	$250,000	19.6%
Total term loans	3.37 years	2.62%	(5)	$250,000	$250,000	19.6%

Revolving credit facilities
$600MM Line of Credit Unsecured	12/31/2018	1.203%		$94,000	$37,000	7.4%
Total revolving credit facilities	3.25 years	1.20%		$94,000	$37,000	7.4%

Total debt	3.86 years (10)	4.64%	(5) (10)	$1,276,050	$1,329,914	99.9%
Unamortized/unaccreted premium/(discount)				1,337	3,127	0.1%
Total debt (including unamortized/unaccreted premium/(discount))				$1,277,387	$1,333,041	100.0%

Senior Unsecured Debt Ratings
Moody’s				Baa2 (Stable)	Baa2 (Stable)
S&P				BBB (Stable)	BBB-(Positive)

(1)	The property was sold in July 2015 and the mortgage loan was assumed by the purchaser.

(2)	The mortgage loan was prepaid in October 2015 with no prepayment penalty.

(3)	The loan balance bears interest at a floating rate of 1-month LIBOR + 1.35%. The effective interest rate on September 30, 2015 was 1.547%.

(4)
The stated loan maturity date is October 1, 2036; however, both the lender and the borrower have the right to exercise a call or early prepayment, respectively, on each of October 1, 2021, October 1, 2026 and October 1, 2031. It is deemed likely this right will be exercised and the shown maturity date is therefore October 1, 2021.

(5)	Calculated based on weighted average interest rates of outstanding balances at September 30, 2015.

(6)	In April 2015, the company redeemed its $107.5 million 5.375% unsecured senior notes.

(7)
In October 2015, the company announced the redemption of its 6.00% unsecured senior notes at a redemption price equal to the principal amount of the notes, accrued and unpaid interest, and a required make-whole premium of $4.8 million. In connection with the redemption in November 2015, the company anticipates recognizing a loss on the early extinguishment of debt of $4.8 million, which is comprised of the aforementioned make-whole premium and deferred fees and costs associated with the notes.

(8)
The interest rate for the term loan has been swapped to a fixed interest rate through three interest rate swaps. The indicated interest rate for the term loan and the weighted average interest rate for all debt instruments includes the effect of the swaps. As of September 30, 2015, the fair value of the company's interest rate swaps was a liability of $4.4 million, which is included in accounts payable and accrued expenses in its condensed consolidated balance sheets. As of December 31, 2014, the fair value of one of the company's interest rate swaps consisted of an asset of $681,000, which is included in other assets in its condensed consolidated balance sheets, while the fair value of the two remaining interest rate swaps consisted of a liability of $952,000, which is included in accounts payable and accrued expenses in its condensed consolidated balance sheets.

(9)	The effective fixed interest rate on September 30, 2015.

(10)	Weighted average maturity in years and weighted average interest rate as of September 30, 2015 excludes the revolving credit facility which expires on December 31, 2018.

EQUITY ONE, INC.
BALANCE SHEETS & STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES
September 30, 2015 (unaudited)
(in thousands)

BALANCE SHEETS OF UNCONSOLIDATED JOINT VENTURES			As of September 30, 2015
Co-Investment Partner	EQY Ownership Interest	Type	Total Assets	Total Debt	Total Equity	Pro-Rata Share Total Debt	Investment in Joint Venture (1)
DRA Advisors	20.0%	Retail/Office	$30,115	$—	$29,223	$—	$5,845
New York Common Retirement Fund	30.0%	Retail	307,063	135,068	146,879	40,520	43,698
Rider Limited Partnership	50.0%	Office	39,717	—	38,823	—	19,364
Total			$376,895	$135,068	$214,925	$40,520	$68,907

STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES (2)			For the three months ended September 30, 2015
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (3)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI
DRA Advisors (4)	20.0%	Retail/Office	$1,544	$737	$375	$—	$8,064	$772	$154
New York Common Retirement Fund	30.0%	Retail	7,184	2,162	2,388	1,448	1,156	4,804	1,441
Rider Limited Partnership	50.0%	Office	1,527	362	307	—	1,248	1,154	577
Total			$10,255	$3,261	$3,070	$1,448	$10,468	$6,730	$2,172

			For the nine months ended September 30, 2015
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (3)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI
DRA Advisors (4)	20.0%	Retail/Office	$4,543	$2,286	$1,166	$—	$8,707	2,283	$457
New York Common Retirement Fund	30.0%	Retail	21,851	7,300	6,925	4,401	3,127	13,975	4,193
Rider Limited Partnership	50.0%	Office	4,350	1,028	911	—	2,792	3,211	1,606
Total			$30,744	$10,614	$9,002	$4,401	$14,626	$19,469	$6,256

Note: Amounts shown above reflect 100% of the joint venture balance sheet and income statement line items, unless otherwise specified.

(1)	Excludes other investments in unconsolidated joint ventures and advances to unconsolidated joint ventures totaling $2.4 million.

(2)
In June 2015, the company's ownership interest in the GRI JV was redeemed. The statements of operations of unconsolidated joint ventures for the three and nine months ended September 30, 2015 exclude the GRI JV.

(3)	Interest expense includes amortization of deferred financing fees.

(4)
In September 2015, the joint venture closed on the sale of Plantation Marketplace for a sales price of $32.9 million. In connection with the sale, the joint venture recognized a gain of $7.6 million, of which the company's proportionate share was $1.5 million.

EQUITY ONE, INC.
UNCONSOLIDATED PROPERTY STATUS REPORT
As of September 30, 2015 (unaudited)

								Number of tenants		Supermarket anchor				Average in-place base rent per leased SF
Property	JV	EQY Ownership %	Type	City, State	Year Built / Renovated	Total Sq. Ft.	Percent Leased	Leased	Vacant	Sq. Ft.	Name	Expiration Date	Other anchor tenants
1900/2000 Offices	DRA	20.0%	Office	Boca Raton, FL	1979 / 1982 / 1986 / 2007	116,655	77.4%	24	6				Garda Supplies Rental & Services	$17.00
Penn Dutch Plaza (1)	DRA	20.0%	Retail	Margate, FL	1989	155,622	90.7%	16	5	70,358	Penn Dutch Food Center	12/31/2018	Youfit Health Clubs / Florida Career College	$10.15
Rider Limited Partnership	CSC	50.0%	Medical Office	San Francisco, CA	1968	146,046	98.6%	50	2				Central Parking System	$34.14
Country Walk Plaza	NYCRF	30.0%	Retail	Miami, FL	1985 / 2006 / 2008	100,686	95.6%	26	3	39,795	Publix	10/23/2020	CVS Pharmacy	$19.47
Veranda Shoppes	NYCRF	30.0%	Retail	Plantation, FL	2007	44,888	100.0%	9	—	28,800	Publix	04/30/2027		$26.92
Northborough Crossing	NYCRF	30.0%	Retail	Northborough, MA	2011	645,785	99.3%	26	1	139,449	Wegmans	10/31/2036	TJ Maxx / Kohl's / BJ's / Golf Town USA / PetSmart / Michaels / Toys "R" Us / Dick's Sporting Goods / Eastern Mountain Sports	$14.22
Riverfront Plaza	NYCRF	30.0%	Retail	Hackensack, NJ	1997	128,968	98.6%	23	1	70,400	ShopRite	10/31/2027		$25.05
The Grove	NYCRF	30.0%	Retail	Windermere, FL	2004	151,752	97.3%	29	2	51,673	Publix	01/31/2029	LA Fitness	$19.64
Old Connecticut Path	NYCRF	30.0%	Retail	Framingham, MA	1994	80,198	100.0%	5	—	65,940	Stop & Shop	06/30/2019		$21.30

TOTAL UNCONSOLIDATED PROPERTIES PORTFOLIO (9)						1,570,600	96.3%	208	20	466,415				$18.43

(1) In October 2015, the company's joint venture closed on the sale of Penn Dutch Plaza for a sales price of $18.5 million. In connection with the sale, the joint venture recognized a gain on sale of $7.0 million, of which the company's proportionate share was $1.4 million.

EQUITY ONE, INC.
DEBT SUMMARY OF UNCONSOLIDATED JOINT VENTURES
As of September 30, 2015 and December 31, 2014 (unaudited)
(in thousands)

Co-Investment Partner	Debt Instrument	Equity One’s Ownership (1)	Maturity Date	Rate (1)	Balance as of September 30, 2015	Balance as of December 31, 2014

Mortgage Debt
GRI (2) (3)	Floating rate loan	—	06/28/2018	—	—	80,000
GRI (2)	Sparkleberry Square (Kroger)	—	06/30/2020	—	—	3,782
New York Common Retirement Fund (4)	Equity One Country Walk LLC	30.0%	11/01/2015	5.22%	12,475	12,652
New York Common Retirement Fund	Equity One JV Sub CT Path LLC	30.0%	01/01/2019	5.74%	8,910	9,237
New York Common Retirement Fund	Equity One JV Sub Northborough LLC	30.0%	02/10/2021	4.18%	66,788	67,811
New York Common Retirement Fund	Equity One JV Sub Riverfront Plaza LLC	30.0%	10/10/2023	4.54%	24,000	24,000
New York Common Retirement Fund	Equity One JV Sub Grove LLC (5)	30.0%	12/23/2023	4.18%	22,500	22,500

	Net interest premium (6)				395	559

	Total debt				$135,068	$220,541

	Equity One’s pro-rata share of unconsolidated joint venture debt				$40,520	$49,416

(1)	Equity One's equity interest and rate in effect on September 30, 2015.

(2)	In June 2015, the company's ownership interest in GRI was redeemed. As part of the redemption, the company acquired Concord Shopping Plaza and the associated $27.8 million floating rate mortgage.

(3)
As of December 31, 2014, there were three separate loans, totaling $80 million, that were secured by Airpark Plaza Shopping Center, Concord Shopping Plaza and Presidential Markets, bearing interest at a weighted average rate of 1-month libor + 1.41%.

(4)
In October 2015, the company's joint venture with New York Common Retirement Fund incurred additional mortgage debt of $25.0 million in connection with the refinancing of its existing mortgage loan on Country Walk Plaza of $12.5 million and a new mortgage loan on Veranda Shoppes. The two mortgage loans bear interest at a weighted average interest rate of 3.89% per annum. The company's aggregate proportionate share of the additional debt incurred was $7.5 million.

(5)
The loan balance bears interest at a floating rate of LIBOR + 1.35%, which has been swapped to a weighted average fixed rate of 4.18%. The fair value of the swap at September 30, 2015 was a liability of approximately $2.0 million.

(6)	Net interest premium is the total for all joint ventures.